                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-111858

PROSPECTUS SUPPLEMENT                   TO THE PROSPECTUS DATED DECEMBER 1, 2004

                                   $25,000,000
        FLOATING RATE STRUCTURED REPACKAGED ASSET-BACKED TRUST SECURITIES
                    (STRATS(SM)) CERTIFICATES, SERIES 2005-4

      STRATS(SM) TRUST FOR WAL-MART STORES, INC. SECURITIES, SERIES 2005-4
                                     ISSUER

                     SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                    DEPOSITOR
--------------------------------------------------------------------------------
YOU SHOULD REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-8 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS.

The Certificates represent interests in the trust only and do not represent an interest in or obligation of the underwriters, the trustee, the swap counterparty or any of their affiliates.

This Prospectus Supplement may be used to offer and sell the Certificates only if accompanied by the Prospectus.
--------------------------------------------------------------------------------
THE TRUST

 o is a common law trust formed by a trust agreement between the depositor and
   U.S. Bank Trust National Association, as trustee.

 o will issue only the Certificates which are offered by this Prospectus
   Supplement.

THE CERTIFICATES

 o represent an undivided beneficial interest in the assets of the trust which consist of: $25,000,000 of 7.55% Notes due 2030 issued by Wal-Mart Stores,
   Inc. and the rights of the trust under the Swap Agreement as described in this Prospectus Supplement.

 o are entitled to monthly interest payments on the fifteenth day of each calendar month to the extent payments are received under the Swap Agreement, at an interest rate that will adjust monthly based on three-month LIBOR for the applicable accrual period plus 0.50% per annum, calculated as described in this Prospectus Supplement, but subject to a maximum interest rate of
   7.50% per annum. Termination of the Swap Agreement may negatively affect your return on your investment in the Certificates.

 o are entitled to a pro rata share of principal payments made on the underlying securities. A single principal payment is due on the underlying securities on their due date, but they are subject to earlier payment as described in this Prospectus Supplement.

 o may be subject to early redemption if the Underlying Issuer ceases or fails to file periodic reports under the Securities Exchange Act of 1934, as described in this Prospectus Supplement. Such an event could negatively affect your return on your investment in the Certificates.

 o currently have no trading market.

 o are not insured or guaranteed by any governmental agency or by any other person or entity.

--------------------------------------------------------------------------------
                    PRICE TO           UNDERWRITING         PROCEEDS TO ISSUER
                     PUBLIC              DISCOUNT            (BEFORE EXPENSES)
--------------------------------------------------------------------------------
Per Certificate    $        25           $0.7875                   $24.2125
--------------------------------------------------------------------------------
 Total             $25,000,000           $787,500               $24,212,500
--------------------------------------------------------------------------------

The Depositor intends to apply to list the Certificates on the New York Stock
Exchange. Trading of the Certificates on the New York Stock Exchange is
expected to commence on or about the date of delivery of the Certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
WACHOVIA SECURITIES
                          RBC DAIN RAUSCHER INC
                                               ABN AMRO FINANCIAL SERVICES, INC.

            The date of this Prospectus Supplement is October 5, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this Prospectus Supplement, which describes the specific terms of your series of certificates.

For complete information about the offered certificates, read both this
Prospectus Supplement and the Prospectus. This Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered certificates.

The Depositor has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying
Prospectus form a part) under the Securities Act of 1933, with respect to your series of certificates. This Prospectus Supplement and the accompanying
Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this
Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits to such registration statement. The registration statement and such exhibits can be obtained electronically through the Securities and Exchange Commission's internet web site (http://www.sec.gov).

You should rely only on the information contained in this Prospectus Supplement or the accompanying Prospectus. Neither the Depositor nor the Underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on
it. Neither the Depositor nor the Underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We include cross-references in this Prospectus Supplement and the accompanying
Prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying Prospectus provide the pages on which these captions are located.

For 90 days following the date of this Prospectus Supplement, all dealers selling the offered certificates will deliver a Prospectus Supplement and
Prospectus. This is in addition to any dealer's obligation to deliver a
Prospectus Supplement and Prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

The Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the offered certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the offered certificates. For a description of these activities, see "Method of Distribution" in this Prospectus Supplement.

                                       ii

                              PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     SUMMARY

                  This summary highlights the principal economic terms of the
Certificates being issued by the Trust and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the
Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full. Certain capitalized terms used in this
Prospectus Supplement are defined on the pages indicated in the "Index of
Terms."

Depositor..................    Synthetic Fixed-Income Securities, Inc., a
                               wholly-owned subsidiary of Wachovia Corporation.
                               See "Depositor" in the Prospectus.

Trust......................    The Depositor and the Trustee will form the
                               STRATS(SM) Trust For Wal-Mart Stores, Inc.
                               Securities, Series 2005-4 pursuant to a trust
                               agreement dated as of September 26, 2003, as
                               supplemented by the STRATS(SM) Certificates
                               series supplement 2005-4, dated as of October 17,
                               2005.

Certificates...............    $25,000,000 Floating Rate STRATS(SM)
                               Certificates, Series 2005-4 (the "Certificates").

                               The Certificates will be issued by the terms of
                               the trust agreement.

Distribution Dates.........    Monthly on the 15th calendar day of each month,
                               commencing on November 15, 2005, or if such date
                               is not a business day, the next succeeding
                               business day, until the date on which the
                               Certificates have been retired. If a swap
                               termination event occurs that is not also a trust
                               termination event, distribution dates will
                               thereafter occur semi-annually on each February
                               15 and August 15 (or the next succeeding business
                               day), until the Certificates have been retired.

Final Scheduled
 Distribution Date.........    February 15, 2030.

Interest Rate..............    The interest rate on the Certificates will be a
                               floating rate that will adjust for each
                               distribution date. The interest rate for each
                               distribution date will be equal to three-month
                               LIBOR (as defined below) plus 0.50% per annum, as
                               calculated for the related Interest Period,
                               except that:

                               o  the Certificates will be subject to a maximum
                                  interest rate of 7.50%, meaning that for any

                                       S-1

                                  distribution date for which three-month LIBOR
                                  is greater than 7.50%, the rate on the
                                  Certificates will equal 7.50% per annum.

                               Interest on the Certificates will be calculated
                               on a "30/360 basis," meaning that the rate
                               determined in the above manner for any
                               distribution date will be based on a 360-day year
                               consisting of twelve 30-day months. See
                               "Description of the Swap Agreement--Payments
                               Under the Swap Agreement" herein.

                               The above manner of calculating interest will
                               apply so long as the Swap Agreement is in effect.
                               If a Swap Agreement Termination Event occurs that
                               is not also a termination event for the Trust,
                               the interest rate on the Certificates will
                               thereafter be based on the fixed rate of interest
                               on the Underlying Securities.

Interest Period............    The "Interest Period" will be, with respect to
                               the first distribution date, the period from and
                               including the original issue date of the
                               Certificates to, but excluding, November 15,
                               2005, and thereafter, so long as the Swap
                               Agreement is in effect, the period from and
                               including the 15th day of the preceding calendar
                               month to, but excluding, the 15th day of the
                               current calendar month.

Payment of Principal.......    You will have the right to receive a payment
                               equal to the principal amount of your
                               Certificates ($25 per Certificate) on February
                               15, 2030, the maturity date of the Underlying
                               Securities. As further described in this
                               Prospectus Supplement, the Underlying Securities
                               could be redeemed or the Trust could be required
                               to liquidate the Underlying Securities prior to
                               their maturity date, in which case the Swap
                               Agreement would terminate, either in whole or
                               proportionately, and the amount received by the
                               Trust would first be used to pay any amounts due
                               to the Swap Counterparty under the Swap Agreement
                               and any remainder would be distributed as the
                               final payment on the Certificates. See "Risk
                               Factors" and "Description of the
                               Certificates--Distributions" herein.

                                      S-2

Record Date................    The business day immediately preceding each
                               distribution date.

Closing Date...............    October 17, 2005, or such other date on which the
                               Certificates are issued.

Denominations..............    The Certificates will be available for purchase
                               in minimum denominations of $25. The denomination
                               of each Certificate will also represent its
                               initial principal balance.

Book-entry Registration....    As a Certificateholder, you will not receive
                               Certificates in physical form. Instead, your
                               Certificates will be in book-entry form and
                               registered in the name of Cede & Co., as the
                               nominee of the Depository Trust Company. See
                               "Description of the Certificates--Book-entry
                               Certificates" herein.

Trustee....................    U.S. Bank Trust National Association.

Ratings....................    It is a condition to the issuance of the
                               Certificates that the Certificates are rated by
                               Standard & Poor's Ratings Services, a division of
                               The McGraw-Hill Companies, Inc. ("S&P") at least
                               as highly as the Underlying Securities. As of the
                               date of this Prospectus Supplement, the
                               Underlying Securities are rated "AA" by S&P. A
                               security rating is not a recommendation to buy,
                               sell or hold securities and may be subject to
                               revision or withdrawal at any time by the
                               assigning rating agency. A security rating does
                               not address the occurrence or frequency of
                               redemptions or prepayments on, or extensions of
                               the maturity of, securities held by a trust, if
                               applicable, or the corresponding effect on the
                               yield to investors. The rating addresses the
                               likelihood of the receipt by holders of the
                               Certificates of payments required under the Trust
                               Agreement, and is based primarily on the credit
                               quality of the Underlying Securities. The rating
                               does not, however, address the likelihood of the
                               Underlying Issuer failing to report under the
                               Exchange Act. Any downgrade by S&P of its rating
                               of the Underlying Securities would result in a
                               downgrade of its rating of the Certificates. See
                               "Ratings" herein.

Underlying Issuer..........    Wal-Mart Stores, Inc.  See "The Underlying
                               Issuer" herein.

                                      S-3

Underlying Securities......    $25,000,000 of 7.55% Notes due 2030 issued by the
                               Underlying Issuer. Potential Certificateholders
                               should obtain and evaluate the same information
                               concerning the Underlying Issuer as they would
                               obtain and evaluate if they were investing
                               directly in the Underlying Securities or in other
                               securities issued by the Underlying Issuer. See
                               "Risk Factors" and "Description of the Underlying
                               Securities" herein. The Underlying Issuer is
                               subject to the informational reporting
                               requirements of the Securities Exchange Act of
                               1934 and, in accordance therewith, files reports
                               and other information (including financial
                               information) with the Commission under Wal-Mart
                               Stores, Inc.'s Exchange Act File Number,
                               001-06991.

                               See "Appendix A-Description of the Underlying
                               Securities" herein.

Underlying Securities
 Payment Dates.............    February 15 and August 15.

Underlying Securities
 Interest Rate.............    7.55% per annum.

Defeasance.................    The Underlying Issuer has the right, subject to
                               certain conditions, to defease the Underlying
                               Securities. See "Appendix A--Description of the
                               Underlying Securities" herein.

Swap Agreement.............    On or before the closing date, the Trust will
                               enter into an ISDA Master Agreement (including
                               the Schedule thereto, the "Master Agreement") and
                               a confirmation thereunder (together with the
                               Master Agreement, the "Swap Agreement"), pursuant
                               to which the Trust will exchange interest
                               payments payable to the Trustee on the Underlying
                               Securities for payments from the Swap
                               Counterparty of the interest that will be passed
                               through to the holders of the Certificates. See
                               "Description of the Swap Agreement" herein.

Swap Counterparty..........    Wachovia Bank, National Association will serve as
                               swap counterparty (the "Swap Counterparty").

                                      S-4

Swap Payments by
 the Trust.................    Provided no Swap Agreement Termination Event
                               shall have occurred, an amount equal to all
                               interest payments payable to the Trustee on the
                               Underlying Securities will be paid by the Trustee
                               to the Swap Counterparty on each underlying
                               securities payment date. See "Description of the
                               Swap Agreement--Payments under the Swap
                               Agreement" herein.

Swap Payments by the
   Swap Counterparty.......    Provided no Swap Agreement Termination Event
                               shall have occurred, on each distribution date,
                               an amount equal to the applicable interest
                               payment due on the Certificates will be paid by
                               the Swap Counterparty to the Trust. Such payments
                               from the Swap Counterparty will be passed through
                               to the Certificateholders. See "Description of
                               the Swap Agreement--Payments under the Swap
                               Agreement" herein.

Early Termination of
   the Swap Agreement......    The Swap Agreement may terminate following the
                               occurrence of various Swap Agreement Termination
                               Events, which are more particularly described
                               herein under "Description of the Swap
                               Agreement--Events of Default and Termination
                               Events" herein.

                               In the event the Swap Agreement is terminated
                               following a Swap Agreement Termination Event, the
                               obligations of the Swap Counterparty and the
                               Trust under the Swap Agreement will terminate. On
                               each distribution date following any Swap
                               Agreement Termination Event that is not a Trust
                               Termination Event, the holders of the
                               Certificates will receive a pro rata share of any
                               interest payments received by the Trust in
                               respect of the Underlying Securities, which will
                               cause the yield on the Certificates to be based
                               on the fixed interest rate of the Underlying
                               Securities, instead of the variable interest
                               payment payable under the Swap Agreement. In
                               addition, following a Swap Agreement Termination
                               Event, an early termination payment may be
                               payable from the Trust to the Swap Counterparty
                               or from the Swap Counterparty to the Trust, in
                               accordance with the terms of the Swap Agreement.
                               Any such early termination payment that is owed
                               to the Swap Counterparty will be paid to the Swap
                               Counterparty out of proceeds from the liquidation
                               by the Trust of

                                      S-5

                               the Underlying Securities (unless redemption or
                               other current distributions on the Underlying
                               Securities are sufficient to make the payment)
                               prior to any distributions to the
                               Certificateholders and will reduce amounts
                               available for distribution to the
                               Certificateholders. See "Description of the Swap
                               Agreement--Events of Default and Termination
                               Events" and "--Payments Upon Early Termination"
                               herein.

                               In the event the Underlying Securities are
                               redeemed or liquidated and the Swap Agreement is
                               then in effect, an early termination payment will
                               be payable under the Swap Agreement. Any such
                               early termination payment under the Swap
                               Agreement that is payable by the Trust to the
                               Swap Counterparty will be deducted from the
                               redemption or liquidation proceeds payable to the
                               Certificateholders. If any early termination
                               payment under the Swap Agreement is payable by
                               the Swap Counterparty to the Trust, the amount of
                               such payment will be added to the proceeds
                               payable to the Certificateholders. See
                               "Description of the Swap Agreement--Events of
                               Default and Termination Events" and "--Payments
                               Upon Early Termination" herein.

Calculation Agent..........    Wachovia Bank, National Association, in its
                               capacity as calculation agent (the "Calculation
                               Agent") under the Swap Agreement.

Material Federal Income
 Tax Consequences.........     In the opinion of Sidley Austin Brown & Wood LLP,
                               the Trust will not be classified as a corporation
                               or publicly traded partnership taxable as a
                               corporation for federal income tax purposes, and
                               therefore will not be subject to federal income
                               tax. Although the matter is not free from doubt,
                               the parties will treat the Trust as a "grantor
                               trust" for federal income tax purposes. See
                               "Material Federal Income Tax Consequences"
                               herein.

                               By acquiring a Certificate, each
                               Certificateholder elects to integrate its
                               beneficial interest in the Swap Agreement and the
                               Underlying Securities into a beneficial interest
                               in a Synthetic Debt Instrument paying interest at
                               a floating rate equal to three-month LIBOR plus
                               0.50% per annum applicable to each

                                      S-6

                               Interest Period for federal income tax purposes.
                               Accordingly, each Certificateholder should be
                               treated as holding directly its proportionate
                               interests in the Synthetic Debt Instrument. For
                               federal income tax purposes, interest from a
                               Synthetic Debt Instrument will have to be
                               recognized before it is received. Because of the
                               monthly distributions, however, any delay between
                               recognition and receipt should be insubstantial.
                               See "Material Federal Income Tax Consequences"
                               herein.

ERISA Considerations.......    An "employee benefit plan" subject to the
                               Employee Retirement Income Security Act of 1974,
                               as amended, or a "plan" subject to Section 4975
                               of the Internal Revenue Code of 1986, as amended,
                               contemplating the purchase of Certificates should
                               consult with its counsel before making such a
                               purchase. The fiduciary of such an employee
                               benefit plan or plan and such legal advisors
                               should consider whether the Certificates will
                               satisfy all of the requirements of the
                               "publicly-offered securities" exception described
                               herein and the possible application of
                               "prohibited transaction exemptions" described
                               herein. See "ERISA Considerations" herein.

Listing....................    Application will be made to list the Certificates
                               on the New York Stock Exchange. Trading of the
                               Certificates on the New York Stock Exchange is
                               expected to commence on or about the date of
                               delivery of the Certificates. It is unlikely that
                               trading of the Certificates on the New York Stock
                               Exchange will be active. See "Method of
                               Distribution" herein.

                                      S-7

                                  RISK FACTORS

You should consider the following factors in deciding whether to purchase the
Certificates, together with the additional factors set forth in the Prospectus under "Risk Factors":

 1.     NO INVESTIGATION OF THE UNDERLYING SECURITIES OR THE UNDERLYING ISSUER
        HAS BEEN MADE BY THE DEPOSITOR, UNDERWRITERS, SWAP COUNTERPARTY OR
        TRUSTEE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. None of the
        Depositor, the Underwriters, the Swap Counterparty or the Trustee has
        made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer, or verified or will verify any reports or information filed by the Underlying Issuer with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the
        Certificates consider and evaluate publicly available financial and other information regarding the Underlying Issuer. The issuance of the
        Certificates should not be construed as an endorsement by the Depositor, the Underwriters, the Swap Counterparty or the Trustee of the financial condition or business prospects of the Underlying Issuer. Potential
        Certificateholders should obtain and evaluate the same information concerning the Underlying Issuer as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other debt securities issued by the Underlying Issuer. None of the Depositor, the Trustee, the Underwriters, the Swap Counterparty, or any of their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the
        Underlying Issuer filed with the Securities and Exchange Commission or any other comparable U.S. or international or non-U.S. government agency or otherwise made publicly available or considered by a purchaser of the
        Certificates in making its investment decision in connection therewith.
        See "Description of the Underlying Securities" herein.

 2.     INVESTORS MAY SUFFER LOSSES AS A RESULT OF ANY EARLY TERMINATION
        PAYMENT. Upon the occurrence of certain events, the Underlying
        Securities will be retired prior to their maturity date or will be liquidated by the Trust prior to their maturity date. Early retirement of the Underlying Securities can occur as a result of any redemption of the Underlying Securities (although the Underlying Securities are by their terms not subject to early redemption by the Underlying Issuer) or as a result of a default by the Underlying Issuer under the indenture for the Underlying Securities followed by an acceleration of the
        Underlying Securities (as described in "Appendix A-Description of the
        Underlying Securities" herein). Liquidation of the Underlying Securities by the Trust can occur as a result of an SEC reporting failure by the
        Underlying Issuer or after a payment default on the Underlying
        Securities or certain other Swap Agreement Termination Events. After any such early liquidation or redemption of the Underlying Securities, the
        Certificateholders will not receive any distributions payable to them until after the payment of any early termination payment owed by the
        Trust to the Swap Counterparty under the Swap Agreement. Unless the proceeds received from the redemption or liquidation of the Underlying
        Securities are sufficient to pay any such early termination payment related to the Swap Agreement plus the principal balance and accrued interest then due on the Certificates, you will suffer a loss as a result of such liquidation. Whether any early termination payment would be due to the Swap Counterparty under any of the

                                      S-8

        above circumstances is dependent on conditions in the swap market at the time of termination and therefore the likelihood or amount of any such payment cannot be predicted. Since the Trust's assets will be limited to the payments received from the liquidation or redemption of the
        Underlying Securities, it is anticipated that any early termination payment to the Swap Counterparty would result in a loss to
        Certificateholders. This loss could be quite substantial in relation to the total value of the Certificates. In the event that any such early termination payment is made to the Swap Counterparty, your distribution will be less than it would be if you had invested directly in the
        Underlying Securities. See "Description of The Swap Agreement--Events of
        Default and Termination Events", "--Payments UpoN Early Termination" and
        "Description of the Certificates--Distributions" herein. In addition, conditions in the swap market at the time the economic terms of the Swap
        Agreement were established will require the Swap Counterparty to make a payment to the Trust in connection with the entering into of the Swap
        Agreement. This payment by the Swap Counterparty to the Trust will be distributed by the Trust to the Depositor and will not be a part of the
        Trust property or otherwise available to Certificateholders. Because of this upfront payment, the amount of any early termination payment that may be due to the Swap Counterparty may be larger than would have been the case if no such upfront payment had been required, and this will be particularly the case the sooner that any such early termination might occur.

 3.     IF THE SWAP AGREEMENT IS TERMINATED AS A RESULT OF A SWAP AGREEMENT
        TERMINATION EVENT WHICH IS NOT A TRUST TERMINATION EVENT, THEN THE YIELD
        ON THE CERTIFICATES WILL BE CONVERTED FROM THE FLOATING THREE-MONTH
        LIBOR-BASED RATE TO A RATE BASED ON THE INTEREST RATE ON THE UNDERLYING
        SECURITIES AND DISTRIBUTIONS TO CERTIFICATEHOLDERS WILL BE MADE
        SEMI-ANNUALLY INSTEAD OF MONTHLY. The ability of the Trust to make the monthly three-month LIBOR-based floating rate interest distributions on the Certificates will be dependent on the performance by the Swap
        Counterparty of its payment obligations under the Swap Agreement. If the
        Swap Agreement were to be terminated as a result of a Swap Agreement
        Termination Event that is not also a Trust Termination Event, then (i)
        the Trust will remain in existence without any rights or obligations under the Swap Agreement and (ii) the Certificateholders will receive a pro rata share of the fixed rate interest payments received by the Trust in respect of the Underlying Securities on a semi-annual basis instead of a pro rata share of the three-month LIBOR-based floating rate payments under the Swap Agreement received by the Trust on a monthly basis. See "Description of the Swap Agreement--Payments Under the Swap
        Agreement" herein.

 4.     THE BUSINESS ACTIVITIES OF THE SWAP COUNTERPARTY AND WACHOVIA SECURITIES
        AND THEIR AFFILIATES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND
        THE SWAP COUNTERPARTY AND WACHOVIA SECURITIES AND THEIR AFFILIATES.
        Wachovia Securities and Wachovia Bank, National Association and certain of their affiliates are acting in a number of capacities in connection with the transaction described herein. Wachovia Securities and Wachovia
        Bank, National Association and their affiliates acting in such capacities in connection with such transactions will have only the duties and responsibilities expressly agreed to by such entity in the relevant capacity and will not, by virtue of its or any of its affiliates' acting in any other capacity, be deemed to have other duties or responsibilities or be deemed to be

                                      S-9

        held to a standard of care other than as expressly provided with respect to each such capacity.

 5.     THE SWAP AGREEMENT WILL ALTER THE AMOUNTS AND TIMING OF SOME OF THE
        DISTRIBUTIONS ON THE UNDERLYING SECURITIES, SUCH THAT DISTRIBUTIONS ON
        THE CERTIFICATES WILL BE DIFFERENT FROM WHAT YOU WOULD BE ENTITLED TO
        HAD YOU HELD THE UNDERLYING SECURITIES DIRECTLY. The Swap Agreement will not provide coverage against losses as a result of failure to receive payments on the Underlying Securities, and no assurance can be given that the Trustee will receive either the payments due to be received on the Underlying Securities or the payments due to be received under the
        Swap Agreement, in each case when due. If the Underlying Securities default, the Swap Counterparty will no longer be obligated to make payments under the Swap Agreement, and the Swap Agreement will terminate. Upon Swap Agreement Termination Events, as described more fully in "The Swap Agreement--Events of Default and Termination Events,"
        an early termination payment determined in accordance with the Swap
        Agreement may be payable by the Trust to the Swap Counterparty or by the
        Swap Counterparty to the Trust. Any early termination payments payable by the Trust will be limited to the assets of the Trust.
        Certificateholders will not be liable to the Swap Counterparty for early termination payments to the extent, if any, that the amount of any such payments exceeds the assets of the Trust, but could suffer a loss on the
        Certificates due to the Trust's obligation to make such a payment. If the Swap Agreement is terminated early in connection with a Trust
        Termination Event, the Underlying Securities will be liquidated and the amount received by the Trust would first be used to pay any amounts due to the Swap Counterparty under the Swap Agreement and any remainder would be distributed as the final payment on the Certificates, which could adversely affect your yield or result in a loss. See "Description of the Swap Agreement--Events of Default and Termination Events" and
        "--Payments Under the Swap Agreement" herein. In addition, since the
        Certificates will bear interest for so long as no Swap Agreement
        Termination Event occurs at the specified rate linked to three-month
        LIBOR, distributions of the interest on the Certificates will depend on the yields on three-month LIBOR over time. Depending on the prevailing level of yields on three-month LIBOR, and particularly if the
        Certificates are outstanding over a period during which general interest rate levels are relatively stable or remain at levels that are low by historical standards, Certificateholders may receive lesser amounts of interest than they would otherwise have received had they held the
        Underlying Securities.

 6.     THE UNDERLYING SECURITIES, TOGETHER WITH THE SWAP COUNTERPARTY, ARE THE
        ONLY PAYMENT SOURCES. The payments made by the Underlying Issuer on the
        Underlying Securities, and the payments made by the Swap Counterparty under the Swap Agreement are the only sources of payment for your
        Certificates. The Underlying Securities are unsecured obligations of the
        Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions. If the
        Underlying Issuer experiences financial difficulties, there may be delays in payment, partial payment or non-payment of your Certificates.
        In the event of nonpayment on the Underlying Securities by the
        Underlying Issuer, the Swap Agreement will terminate and you will bear the risk of such nonpayment. See "Description of the
        Certificates--Recovery on Underlying Securities Following Payment
        Default or Acceleration" herein.

                                      S-10

 7.     A FAILURE BY THE UNDERLYING ISSUER TO FILE REPORTS WITH THE SEC COULD
        CAUSE EARLY TERMINATION OF THE TRUST. Should the Underlying Issuer cease to report under the Securities Exchange Act of 1934, the Trustee may be
        required to liquidate the Underlying Securities, or to distribute to any duly electing Certificateholder its proportionate share of the
        Underlying Securities themselves (subject to the requirement that the
        Underlying Securities be distributed in authorized denominations). Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation, after making any termination payment due to the Swap
        Counterparty. Any such "in-kind" distribution of the Underlying
        Securities will also be made after giving effect to each electing
        Certificateholder's proportionate share of any such termination payment due to the Swap Counterparty. In any event, there can be no assurance that at the time of any such liquidation or distribution, the market price of the Underlying Securities will equal the principal amount of the Certificates plus any amounts due to the Swap Counterparty. As a result, you may suffer a loss upon any such occurrence. See "Description of the Certificates--Action Upon Underlying Issuer Failing to Report
        Under the Exchange Act" herein.

 8.     A DOWNGRADE OF THE UNDERLYING SECURITIES WOULD REDUCE THE VALUE OF THE
        CERTIFICATES. At the time of issuance, the Certificates will have the rating assigned by S&P equivalent to the rating of the Underlying
        Securities. It is expected that S&P's ratings of the Certificates will change if the ratings of the Underlying Securities change. The rating issued for the Certificates is not a recommendation to purchase, sell or hold Certificates. The rating does not comment on the market price of the Certificates or their suitability for a particular investor. In addition, the rating does not address the likelihood of the Underlying
        Issuer failing to report under the Exchange Act. There can be no assurance that the rating assigned to the Certificates will remain for any given period of time or that the rating will not be revised or withdrawn entirely by S&P if, in its judgment, circumstances, including, without limitation, the rating of the Underlying Securities, so warrant.
        A downward revision or withdrawal of the rating assigned to the
        Certificates is likely to have an adverse effect on the market price of the Certificates. Moody's Investors Service, Inc. ("Moody's") has also assigned a rating to the Underlying Securities but has not been asked to rate the Certificates. Nonetheless, if Moody's downgrades the Underlying
        Securities, that action could also have an adverse effect on the market price of the Certificates even in the absence of a direct rating by
        Moody's of the Certificates.

See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

                                      S-11

                             FORMATION OF THE TRUST

                  STRATS(SM) Trust For Wal-Mart Stores, Inc. Securities, Series
2005-4 (the "Trust") will be formed pursuant to a trust agreement, dated
September 26, 2003 and including the related series supplement (collectively, the "Trust Agreement") dated October 17, 2005 (the "Closing Date") between
Synthetic Fixed-Income Securities, Inc. (the "Depositor") and U.S. Bank Trust
National Association, as trustee (the "Trustee"). At the time of the execution and delivery of the Trust Agreement, the Depositor will cause $25,000,000 of
Wal-Mart Stores, Inc. 7.55% Notes due 2030 (the "Underlying Securities") to be
purchased by the Trust. The Trustee, on behalf of the Trust, will purchase such
Underlying Securities and will deliver the Certificates of the Trust in accordance with the instructions of the Depositor. The property of the Trust will consist solely of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the
Closing Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap Agreement
(subject to the Trust's obligations to the Swap Counterparty under the Swap
Agreement). The Trustee will hold the Underlying Securities for the benefit of the holders of the Certificates (the "Certificateholders") and the Swap
Counterparty.

                  The Underlying Securities will be purchased by Wachovia
Securities in the secondary market (and not from the Underlying Issuer), and then Wachovia Securities or the Depositor will sell such Underlying Securities to the Trust. The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to
Wachovia Securities or the Trust.

                                 USE OF PROCEEDS

                  The net proceeds to be received by the Trust from the sale of the Certificates, together with the related payment by the Swap Counterparty in connection with its entering into the Swap Agreement, will be used to purchase the Underlying Securities.

                              THE UNDERLYING ISSUER

                  This Prospectus Supplement does not provide information with respect to the Underlying Issuer. No investigation has been made of the financial condition or creditworthiness of the Underlying Issuer in connection with the issuance of the Certificates. None of Wachovia Securities, the Swap
Counterparty nor the Depositor is an affiliate of the Underlying Issuer.

                  The Underlying Issuer is subject to the informational
requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in
accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the Underlying
Issuer's Exchange Act File Number, 001-06991. The Commission maintains a database, known as "EDGAR" that can be accessed through the Commission's web site at http://www.sec.gov as well as through certain privately run internet services. The EDGAR database contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.
Reports, proxy statements and other information filed by the Underlying Issuer with the Commission pursuant to the informational requirements of the Exchange
Act may be accessed on the EDGAR database.

                                      S-12

Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of the
Underlying Issuer's securities are listed.

                  THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT UNDER
THE HEADINGS "THE UNDERLYING ISSUER," "DESCRIPTION OF THE UNDERLYING SECURITIES"
AND "APPENDIX A--DESCRIPTION OF THE UNDERLYING SECURITIES" IS QUALIFIED IN ITS
ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH (I) THE PROSPECTUS, DATED
AUGUST 5, 1999, AND FILED ON BOTH FEBRUARY 10, 2000 AND MARCH 9, 2000, AND THE
PROSPECTUS SUPPLEMENTS, DATED FEBRUARY 9, 2000 AND MARCH 8, 2000, AND FILED ON
FEBRUARY 10, 2000 AND MARCH 9, 2000, RESPECTIVELY, RELATING TO THE UNDERLYING
SECURITIES (THE "UNDERLYING SECURITIES PROSPECTUS"), AND (II) THE UNDERLYING
SECURITIES REGISTRATION STATEMENT (AS DEFINED BELOW) OF WHICH SUCH UNDERLYING
SECURITIES PROSPECTUS IS A PART.

                  ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
RELATING TO THE UNDERLYING SECURITIES HAS BEEN DERIVED FROM THE UNDERLYING
SECURITIES PROSPECTUS AND UNDERLYING SECURITIES REGISTRATION STATEMENT. NONE OF
THE TRUSTEE, THE UNDERWRITERS, THE SWAP COUNTERPARTY OR THE DEPOSITOR HAS
PARTICIPATED IN THE PREPARATION OF THE UNDERLYING SECURITIES PROSPECTUS OR THE
UNDERLYING SECURITIES REGISTRATION STATEMENT, OR MADE ANY DUE DILIGENCE INQUIRY
WITH RESPECT TO THE INFORMATION PROVIDED IN SUCH DOCUMENTS AND NO REPRESENTATION
IS MADE BY THE TRUSTEE, THE UNDERWRITERS, THE SWAP COUNTERPARTY OR THE DEPOSITOR
AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THE
UNDERLYING SECURITIES PROSPECTUS OR THE UNDERLYING SECURITIES REGISTRATION
STATEMENT. EVENTS AFFECTING THE UNDERLYING SECURITIES OR THE UNDERLYING ISSUER
MAY HAVE OCCURRED AND MAY HAVE NOT YET BEEN PUBLICLY DISCLOSED, WHICH COULD
AFFECT THE ACCURACY OR COMPLETENESS OF THE UNDERLYING SECURITIES PROSPECTUS, THE
UNDERLYING SECURITIES REGISTRATION STATEMENT OR THE OTHER PUBLICLY AVAILABLE
DOCUMENTS DESCRIBED ABOVE.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

                  On or about February 15, 2000, Wal-Mart Stores, Inc. (the
"Underlying Issuer") issued its 7.55% Notes due 2030 in an initial principal amount of $500,000,000, followed by an additional issuance on or about March 14,
2000 in the amount of $500,000,000 resulting in an aggregate outstanding principal amount of $1,000,000,000 (as described in the Underlying Securities
Prospectus), in public offerings registered on Registration Statement No.
333-82909 (the "Underlying Securities Registration Statement"), filed by the
Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the "Securities Act").

                  The Underlying Securities of the Trust will consist solely of
$25,000,000 aggregate principal amount of the Underlying Issuer's 7.55% Notes due 2030 (the "Underlying Securities"). Distributions of interest are required to be made on the Underlying Securities semi-annually on the 15th of each
February and August, or if such day is not a Business Day on the next succeeding
Business Day (each, an "Underlying Securities Payment Date"). A single principal payment in an amount equal to the aggregate principal amount of the Underlying
Securities is payable on the maturity date of February 15, 2030.

                                      S-13

                  For a summary of the material terms of the Underlying
Securities, see Appendix A hereto.

THE UNDERWRITERS AND THE UNDERLYING ISSUER

                  From time to time, Wachovia Capital Markets, LLC (herein
referred to by its trade name "Wachovia Securities"), RBC Dain Rauscher Inc or
ABN AMRO Financial Services, Inc. (collectively, the "Underwriters") may be engaged by the Underlying Issuer as underwriters or placement agents, in an advisory capacity or in other business arrangements. In addition, the
Underwriters or an affiliate of the Depositor may make a market in other outstanding securities of the Underlying Issuer.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

                  Under the terms of the Swap Agreement, the Swap Counterparty will be obligated to pay to the Trust on each Distribution Date, including the
Final Scheduled Distribution Date, an amount equal to the related Interest
Payment. Correspondingly, the Trust will be obligated to pay to the Swap
Counterparty on each Underlying Securities Payment Date an amount equal to all interest payments payable to the Trust in respect of the Underlying Securities.
Unless it is sooner terminated under its terms, the Swap Agreement is scheduled to terminate on the Final Scheduled Distribution Date.

                  Wachovia Bank, National Association, which will act as the
Swap Counterparty (the "Swap Counterparty"), is a national banking association and is an affiliate of Wachovia Securities, which is acting as an Underwriter.

PAYMENTS UNDER THE SWAP AGREEMENT

                  Amounts Payable by the Swap Counterparty. Under the Swap
Agreement, (i) the Swap Counterparty will be obligated to pay to the Trust on each Distribution Date, including the Final Scheduled Distribution Date, an amount equal to the Interest Payment for the related Interest Period and (ii)
upon the occurrence of a Swap Agreement Termination Event that is also a Trust
Termination Event, an amount equal to any Early Termination Payment plus Unpaid
Amounts, if any, owed to the Trust under the Swap Agreement shall be payable by the Swap Counterparty. Upon the occurrence of a Swap Agreement Termination Event that is not also a Trust Termination Event, no Early Termination Payment shall be payable by the Swap Counterparty other than Unpaid Amounts. See "--Payments
Upon Early Termination" herein.

                  The "Interest Payment" for each Interest Period during the term of the Swap Agreement will be an amount obtained by multiplying (i) the
Swap Notional Amount by (ii) the Swap Agreement Rate plus 0.50% per annum and by
(iii) a fraction the numerator of which is 30 and the denominator of which is
360, subject to a maximum interest rate of 7.50%, meaning that for any distribution date for which the Swap Agreement Rate plus 0.50% per annum is greater than 7.50%, the Interest Payment on the Certificates will equal 7.50%
per annum.

                                      S-14

                  The "Swap Agreement Rate" for each Interest Period during
which no Swap Agreement Termination Event has occurred will be equal to three-month LIBOR, as calculated for the Interest Period. "Three-month LIBOR"
means, with respect to any Interest Period and the related LIBOR Determination
Date, the London interbank offered rate for three-month (such period being referred to as the "Designated Maturity") United States dollar deposits, commencing on the second London Banking Day (as defined below) immediately following such LIBOR Determination Date, which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such LIBOR Determination Date.
If such rate does not appear on Telerate Page 3750 at such time, LIBOR for the
Designated Maturity will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks (as defined below)
at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market for a period of the Designated
Maturity commencing on the first day of the related Interest Period and in an amount that is representative for a single transaction in such market at the relevant time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of the related
Interest Period for loans in U.S. Dollars to leading European banks for a period of the Designated Maturity commencing on the first day of the related Interest
Period and in an amount that is representative for a single transaction in such market at the relevant time.

                  "LIBOR Determination Date" means for each Interest Period, the second London Banking Day preceding the commencement of such Interest Period.

                  "London Banking Day" means, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

                  "Reference Banks" means four major banks in the London
interbank market on the related LIBOR Determination Date, as selected by the
Calculation Agent.

                  "Telerate Page 3750" means the display page so designated on
Moneyline's Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying LIBOR).

                  Amounts Payable by the Trust. The Trust will be obligated to pay the Swap Counterparty (i) an amount equal to all interest payments payable on the Underlying Securities on each Underlying Securities Payment Date and (ii)
upon the occurrence of a Swap Agreement Termination Event that is also a Trust
Termination Event, an amount equal to the Early Termination Payment plus Unpaid
Amounts, if any, owed to the Swap Counterparty under the Swap Agreement. Upon the occurrence of a Swap Agreement Termination Event that is not also a Trust
Termination Event, no Early Termination Payment shall be payable by the Trust other than Unpaid Amounts. See "--Payments Upon Early Termination" herein.

                                      S-15

EVENTS OF DEFAULT AND TERMINATION EVENTS

                  The occurrence of any of the following constitutes a
termination event under the Swap Agreement (each, a "Swap Agreement Termination
Event") in respect of which the Swap Counterparty, on the one hand, or the
Trust, on the other hand, is a "Defaulting Party" or an "Affected Party:"

                 (i)       the Swap Counterparty fails to make any payment under
                           the Swap Agreement, and such failure is not remedied
                           by the third Business Day after notice is given to
                           it, in which case the Swap Counterparty is the
                           Defaulting Party;

                 (ii)      the Trust fails to make any payment under the Swap
                           Agreement, and such failure is not remedied by the
                           third Business Day after notice is given to it, in
                           which case the Trust is the Defaulting Party (a
                           "Trust Swap Payment Default");

                 (iii)     certain events of bankruptcy, insolvency or
                           reorganization in respect of the Swap Counterparty in
                           which case the Swap Counterparty is the Defaulting
                           Party;

                 (iv)      in the event that the Swap Counterparty is downgraded
                           to a rating below the applicable downgrade level set
                           forth in the Swap Agreement by S&P and the Swap
                           Counterparty fails to (x) provide collateral to
                           secure its obligations under the Swap Agreement in
                           accordance with the terms of the Swap Agreement, (y)
                           transfer the Swap Agreement to another provider, in
                           accordance with the Swap Agreement, or (z) provide an
                           alternative form of credit support in accordance with
                           the Swap Agreement, in which case the Swap
                           Counterparty is the Affected Party;

                 (v)       the occurrence of a Payment Default or an
                           Acceleration, in which case the Trust is the
                           Defaulting Party;

                 (vi)      as a result of certain legislative, regulatory or
                           judicial action, it becomes unlawful for the Swap
                           Counterparty to comply with any material provision of
                           the Swap Agreement, including any payment obligation,
                           in which case the Swap Counterparty is the Affected
                           Party;

                 (vii)     as a result of certain legislative, regulatory or
                           judicial action, it becomes unlawful for the Trust to
                           comply with any material provision of the Swap
                           Agreement, including any payment obligation, in which
                           case the Trust is the Affected Party (a "Trust
                           Regulatory Event" );

                 (viii)    the occurrence of an SEC Reporting Failure, followed
                           by a determination by the Trustee to terminate the
                           Trust after consultation with the Depositor, in which
                           case the Trust is the Affected Party;

                                      S-16

                 (ix)      a prepayment of the Underlying Securities prior to
                           the Final Scheduled Distribution Date, in which case
                           the Trust is the Affected Party; or

                 (x)       other Swap Agreement Termination Events provided in
                           the Swap Agreement.

                  The Swap Agreement Termination Events specified in paragraphs
(ii), (v), (vii), (viii) and (ix) above are each also a "Trust Termination
Event." The Swap Agreement Termination Events specified in paragraphs (i), (iii)
and (iv) above are each also a "Swap Counterparty Default." The Trustee will distribute any proceeds received upon the occurrence of a Trust Termination
Event in the manner described under "Description of the
Certificates--Distributions". In the event a Swap Agreement Termination Event simultaneously occurs under paragraphs (vi) and (vii) above, then it shall be deemed to be a Swap Agreement Termination Event solely under paragraph (vii).

                  So long as the Swap Agreement has not been terminated, the notional amount of the Swap Agreement (the "Swap Notional Amount") will at all times equal the principal amount of the Underlying Securities held by the Trust.
In the event the Swap Termination Event specified in paragraph (ix) occurs as a result of the prepayment of less than 100% of the Underlying Securities, so long as the redemption proceeds are sufficient to cover any Early Termination Payment owing to the Swap Counterparty, the Swap Agreement will terminate in part through a reduction in the Swap Notional Amount that is equal to the reduction in the principal amount of the Underlying Securities.

                  Early Termination Date. If a Swap Agreement Termination Event
occurs in which the Swap Counterparty is the "Defaulting Party" or the only
"Affected Party," the Trustee shall designate as an Early Termination Date the earliest date following the Trustees' receipt of actual knowledge thereof on which the Swap Agreement can practically be terminated (an "Early Termination
Date").

                  Except as provided in the preceding paragraph, the Swap
Counterparty will be responsible for designating an Early Termination Date upon the occurrence of a Swap Agreement Termination Event.

PAYMENTS UPON EARLY TERMINATION

                  The obligations of the Swap Counterparty and the Trust under the Swap Agreement will terminate upon the occurrence of a Swap Agreement
Termination Event. In the event that a Swap Agreement Termination Event occurs which is not a Trust Termination Event, then no Early Termination Payment shall be due and payable by either the Trust or the Swap Counterparty in connection with the early termination of the Swap Agreement other than Unpaid Amounts. In the event that a Swap Agreement Termination Event occurs in connection with a
Trust Termination Event, then an Early Termination Payment shall be due and payable by either the Trust or the Swap Counterparty in accordance with the Swap
Agreement in addition to any Unpaid Amounts. On each Distribution Date following any Swap Agreement Termination Event that is not a Trust Termination Event, the holders of the Certificates will receive a pro rata share of any interest payments received by the Trust in respect of the Underlying Securities, which will

                                      S-17

cause the yield on the Certificates to be based on the fixed interest on the
Underlying Securities, instead of the variable Interest Payment payable under the Swap Agreement.

                  The amount payable upon an early termination of the Swap
Agreement (the "Early Termination Payment") will be based on an average of quotations obtained by the Swap Counterparty from leading swap dealers of the highest credit standing (or if fewer than three quotes are received, based on the actual loss or gain resulting from such early termination). If an early termination results from a Swap Agreement Termination Event which is also a
Trust Termination Event, the Swap Counterparty will determine the Market
Quotation, and if the Termination Amount is a positive number the Swap
Counterparty shall be obligated to pay such amount to the Trust and if the
Termination Amount is a negative number the Trust shall be obligated to pay the absolute value of such amount to the Swap Counterparty in connection with such
Swap Agreement Termination Event. If a Swap Agreement Termination Event occurs which is not a Trust Termination Event, then no Early Termination Payment shall be due and payable by either the Trust or the Swap Counterparty in connection with the early termination of the Swap Agreement other than Unpaid Amounts.

                  "Market Quotation" means, as to the respective party making the determination, the Termination Amount based on the arithmetic mean of quotations from at least three leading dealers, after disregarding the highest and lowest such quotations, all in accordance with the Swap Agreement.

                  "Termination Amount" means the amount, if any, that a leading dealer would pay (expressed as a positive number) or receive (expressed as a negative number) in consideration of an agreement that would have the effect of preserving for the Swap Counterparty the economic equivalent of the amounts that would have been paid by the Trust and the Swap Counterparty pursuant to the Swap
Agreement after the Early Termination Date, determined as if the Swap Agreement had not been terminated, in whole or in part, early.

                  "Unpaid Amounts" means, as to the respective party, an amount equal to the regular scheduled payments that such party is otherwise required to make under the Swap Agreement, through, but excluding, the date on which the
Swap Agreement is terminated.

                  Upon the occurrence of any liquidation of the Underlying
Securities, the Certificateholders will not receive any distributions payable to them until after the payment of the Early Termination Payment (if any is then payable) to the Swap Counterparty.

ASSIGNMENT OF RIGHTS

                  Under the terms of the Trust Agreement, the Trustee may
consent to any transfer or assignment by the Swap Counterparty of its rights under the Swap Agreement, so long as S&P shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the Certificates. The Trustee shall not be permitted to transfer or assign its rights under the Swap Agreement without the prior consent of the Swap Counterparty.

                                      S-18

AMENDMENT OF THE SWAP AGREEMENT

                  The Swap Agreement may not be amended without the prior
written consent of the Swap Counterparty, holders of 66 ?% of the then outstanding Certificates and without prior written confirmation from S&P that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, that each of the Swap
Counterparty and the Trustee may amend the Swap Agreement without the prior written consent of Certificateholders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement which may be inconsistent with any other provision of the Swap Agreement, or to otherwise cure any defect in the Swap Agreement, provided that any such amendment does not materially adversely affect the interest of the Certificateholders and that S&P will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the Swap Agreement without the prior consent of 100% of the Certificateholders and without giving S&P prior written notice of any such amendment.

CERTAIN INFORMATION CONCERNING WACHOVIA BANK, NATIONAL ASSOCIATION

                  Wachovia Bank, National Association (the "Bank") is a
subsidiary of Wachovia Corporation (the "Corporation"), whose principal office is located in Charlotte, North Carolina. The Corporation is the fourth largest bank holding company in the United States based on approximately $512 billion in total assets as of June 30, 2005.

                  The Bank is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United
States. The Bank is a commercial bank offering a wide range of banking, trust and other services to its customers. As of June 30, 2005, the Bank had total assets of approximately $460 billion, total net loans of approximately $242 billion, total deposits of approximately $309 billion and equity capital of approximately $48 billion.

                  The Bank submits quarterly to the Federal Deposit Insurance
Corporation (the "FDIC") a "Consolidated Report of Condition and Income for a
Bank With Domestic and Foreign Offices" (each, a "Call Report", and collectively, the "Call Reports"). The publicly available portions of the Call
Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Public Information Center, 801 17th Street, NW, Room 100, Washington,
DC 20434, (877) 275-3342, at prescribed rates. In addition, such portions of the
Call Reports are available to the public free of charge at the FDIC's web site at http://www.fdic.gov.

                  The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the
Securities and Exchange Commission (the "Commission"). Such documents are available to the public free of charge at the SEC's web site at
http://www.sec.gov. Reports, documents and other information about the
Corporation also can be inspected at the offices of the New York Stock Exchange,
20 Broad Street, New York, New York.

                                      S-19

                  The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained herein is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

                  The delivery hereof shall not create any implication that
there has been no change in the affairs of the Bank since the date hereof, or that the information contained in this section is correct as of any time subsequent to its date.

                  THE SWAP AGREEMENT IS AN OBLIGATION OF THE BANK AND IS NOT AN
OBLIGATION OF THE CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY THE
CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE SWAP
AGREEMENT.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

                  The Certificates will be issued pursuant to the terms of the
Trust Agreement. The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the accompanying
Prospectus describes material terms of the Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust
Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related
Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

                  The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the
"Specified Currency" as such term is defined in the accompanying Prospectus. The
Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying
Securities, (ii) all payments on or collections in respect of the Underlying
Securities accruing on or after the Closing Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement). The property of the Trust will be held for the benefit of the holders of the Certificates and the Swap
Counterparty by the Trustee.

BOOK-ENTRY CERTIFICATES

                  The Certificates will be delivered in registered form. The
Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in minimum denominations of $25. The Certificates will each initially be represented by one or more global Certificates registered in the name of the nominee of DTC, together with any successor clearing agency selected by the Depositor, the
("Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of any such Certificate will be entitled to receive a

                                      S-20

Certificate representing such person's interest, except as set forth below under
"--Definitive Certificates." Unless and until definitive Certificates are issued under the limited circumstances described below, all references to actions by
Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive
Certificates" below and "Description of the Certificates--Global Securities" in
the Prospectus.

                  Under the rules, regulations and procedures creating and
affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited.
Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such
Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

                  Definitive Certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if the
Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor.

                  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive Certificates. Upon surrender by DTC of the definitive Certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as definitive Certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive Certificates as Certificateholders under the Trust
Agreement.

DISTRIBUTIONS

                  Each Certificate evidences the right to receive (i) prior to a
Swap Agreement Termination Event, distributions of the related Interest Payment on the 15th day of each calendar month, commencing November 15, 2005, or, if any such day is not a Business Day, the next succeeding Business Day (each, a
"Distribution Date"), (ii) after a Swap Agreement Termination Event that is not also a Trust Termination Event, distributions of the related interest payable on the Underlying Securities, semi-annually on each Distribution Date occurring in
February and August and (iii) a distribution of principal equal to $25 per
Certificate on February 15, 2030, or upon earlier redemption of the Underlying
Securities, subject to the prior rights of the Swap Counterparty as described below. Interest will begin to accrue on the Certificates on the Closing Date.

                  If a distribution is scheduled to be made on any day which is not a Business Day, then such distribution will be made on the next succeeding
Business Day. With respect to any

                                      S-21

Distribution Date, the record date is the Business Day immediately prior to such
Distribution Date (the "Record Date"). For purposes of the foregoing, "Business
Day" means any other day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or London, England are authorized or obligated by law or executive order to be closed.

                  All distributions to Certificateholders will be made only from the property of the Trust (including any proceeds received under the Swap
Agreement) as described herein. The Certificates do not represent an interest in or obligation of the Depositor, the Underlying Issuer, the Trustee, the
Underwriters, the Swap Counterparty or any affiliate of any thereof.

                  Interest Distributions. So long as a Swap Agreement
Termination Event has not occurred, all interest collections in respect of the
Underlying Securities accruing on or after the Closing Date will be paid to the
Swap Counterparty. Collections received by the Trustee from the Swap
Counterparty (or from the Underlying Issuer following a Swap Agreement
Termination Event that is not a Trust Termination Event) during the preceding
Interest Period will be applied by the Trustee on each applicable Distribution
Date, solely to the extent of such funds on such Distribution Date, to the holders of the Certificates.

                  Principal Distribution. The Trustee will pay any amounts
received from the Underlying Issuer with respect to principal on the Underlying
Securities, to the Certificateholders, pro rata, to the extent of available funds. Therefore, if the Underlying Securities pay as scheduled,
Certificateholders will receive a single principal payment equal to the principal amount of their Certificates ($25 per Certificate) on the Final
Scheduled Distribution Date which is February 15, 2030.

                  However, if the Underlying Securities are redeemed, retired or liquidated for any reason prior to the Final Scheduled Distribution Date, including as a result of a Payment Default, an Acceleration, an SEC Reporting
Failure or a redemption of the Underlying Securities, a Trust Swap Payment
Default, a Trust Regulatory Event or any other Swap Agreement Termination Event, and the Swap Agreement is then in effect, the funds received by the Trust in connection with the related redemption, payment or liquidation will be paid (i)
first, to the Swap Counterparty, in an amount equal to any Early Termination
Payment and Unpaid Amounts payable by the Trust to the Swap Counterparty and
(ii) thereafter, any remainder will be paid to the Certificateholders. In the event the Underlying Securities are distributed "in-kind" to any duly electing
Certificateholder, which may occur following a Payment Default, an SEC Reporting
Failure or any other Swap Agreement Termination Event that is also a Trust
Termination Event but that does not involve a redemption or other payment on the
Underlying Securities, that distribution will be subject to prior payment of all amounts set forth in clause (i) above. Any such "in-kind" distribution will be made only in the above described circumstances and will constitute the final distribution on any Certificate duly surrendered therefor.

RECOVERY ON UNDERLYING SECURITIES FOLLOWING PAYMENT DEFAULT OR ACCELERATION

                  If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to the Swap Counterparty and to DTC or, for any
Certificates which are not then held by DTC or any other depository, directly to the registered holders thereof. Such notice will set forth (i) the identity of the issuer of the Underlying Securities, (ii) the date and nature of such
Payment

                                      S-22

Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

                  In the event of a Payment Default while the Swap Agreement is in effect and if an Early Termination Payment is due to the Swap Counterparty,
the Underlying Securities will be liquidated and the funds received by the Trust in connection with the related liquidation will be paid (i) first, to the Swap
Counterparty, in an amount equal to any Early Termination Payment payable by the
Trust to the Swap Counterparty and (ii) thereafter, any remainder will be paid to the Certificateholders. However, if there is a Payment Default and the Swap
Agreement is no longer in effect, the Trustee is required to proceed against the
Underlying Issuer on behalf of the Certificateholders to enforce the Underlying
Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the
Trustee; provided that holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. In addition, the
Trustee shall, to the extent it is so directed by the Depositor, provide
Certificateholders with the option to elect to receive an "in kind" distribution of their pro rata share of the Underlying Securities. In the event of an
Acceleration and a corresponding payment on the Underlying Securities, the
Trustee will distribute the proceeds to the Swap Counterparty and the
Certificateholders no later than two Business Days after the receipt of immediately available funds in the manner described under "--Distributions"
above.

                  A "Payment Default" means a default in the payment of any
amount due on the Underlying Securities after the same becomes due and payable
(and the expiration of any applicable grace period on the Underlying
Securities). An "Acceleration" means the acceleration of the maturity of the
Underlying Securities after the occurrence of any default on the Underlying
Securities other than a Payment Default. If the Underlying Securities are liquidated, the funds available to make distributions to the Certificateholders will be reduced by any Early Termination Payment.

                  Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the
Certificates.

ACTION UPON UNDERLYING ISSUER FAILING TO REPORT UNDER THE EXCHANGE ACT

                  In the event that the Underlying Issuer either (i) states in writing that it intends permanently to cease filing periodic reports required under the Exchange Act or (ii) fails to file its required periodic reports for any applicable reporting period (each, an "SEC Reporting Failure"), the Trustee, after consultation with the Depositor, may be required to liquidate the
Underlying Securities, or to distribute to any duly electing Certificateholder its proportionate share of the Underlying Securities themselves (subject to the requirement that the Underlying Securities be distributed in authorized denominations). Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such

                                      S-23

liquidation, after making any termination payment due to the Swap Counterparty.
Any such "in-kind" distribution of the Underlying Securities will also be made after giving effect to each electing Certificateholder's proportionate share of any such termination payment due to the Swap Counterparty, and will also constitute the final distribution to the electing Certificateholder. See
"--Distributions" above.

                  In the event an SEC Reporting Failure occurs, the Trustee will liquidate or distribute the Underlying Securities only if, as instructed by the
Depositor, it is required to do so by the rules of the Commission as interpreted by the Commission staff at that time. In that regard, in the event of an SEC
Reporting Failure, the Depositor may attempt to effect a termination of the
Trust's Exchange Act reporting obligations if doing so would permit the Trust to continue without a liquidation or distribution of the Underlying Securities. In connection with any such termination, the listing of the Certificates on the
NYSE would be discontinued.

TRUST SWAP PAYMENT DEFAULT AND TRUST REGULATORY EVENT

                  In the event of a Trust Swap Payment Default or a Trust
Regulatory Event, the Trustee may be required to liquidate the Underlying
Securities. The proceeds from any sale of the Underlying Securities will be allocated to the Certificateholders and to the Swap Counterparty in the manner described under "--Distributions" above.

OPTIONAL EXCHANGE BY DEPOSITOR

                  If the Depositor is a beneficial owner of Certificates, it will be permitted, under the circumstances set forth in the Trust Agreement, to tender such Certificates to the Trustee in exchange for Underlying Securities in an aggregate principal amount equal to the aggregate principal balance of the
Certificates tendered. Any such Certificates will be cancelled by the Trustee upon completion of the exchange and will no longer be outstanding, and the
Underlying Securities transferred to the Depositor in connection with the exchange will no longer be property of the Trust or otherwise available to make payments on the remaining Certificates. Any Early Termination Payment payable to the Swap Counterparty in connection with the exchange will be paid by the
Depositor and any Early Termination Payment payable by the Swap Counterparty in connection with the exchange will be paid to the Depositor. Certificateholders will not receive prior notice of any exercise by the Depositor of its exchange right. No other Certificateholder will have any exchange right. See "Description of the Certificates - Optional Exchange" in the prospectus.

LISTING ON THE NEW YORK STOCK EXCHANGE

                  Application will be made to list the Certificates on the New
York Stock Exchange (the "NYSE"). Trading of the Certificates on the NYSE is
expected to commence on or about the Closing Date. It is unlikely that trading of the Certificates on the NYSE will be active. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the
NYSE. In the event of an SEC Reporting Failure, the listing of the Certificates on the NYSE may be discontinued. See "--Action Upon Underlying Issuer Failing to
Report Under the Exchange Act" above.

                                      S-24

REPORTS TO CERTIFICATEHOLDERS

                  Notwithstanding anything to the contrary contained in the
accompanying Prospectus, Certificateholders will not be entitled to receive any of the reports described under "Description of the Trust Agreement--Reports to
Certificateholders; Notices" and "--Evidence as to Compliance" in the
Prospectus.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

                  The Certificates will be issued pursuant to the Trust
Agreement, a form of which is filed as an exhibit to the registration statement.
A Registration of Certain Classes of Securities on Form 8-A relating to the
Certificates containing a copy of the Series Supplement to the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust property created under the
Trust Agreement will consist of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement) and (iii) the rights of the Trust under the Swap
Agreement (subject to the Trust's obligations to the Swap Counterparty under the
Swap Agreement).

                  Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement.
Certificateholders should review the form of Trust Agreement for a full description of its provisions, including the definition of certain terms used in this Prospectus Supplement.

THE TRUSTEE

                  U.S. Bank Trust National Association, a national banking
association, will act as trustee for the Certificates and the Trust as required by the Trust Agreement. The Trustee's offices are located at 100 Wall Street,
Suite 1600, New York, NY 10005 and its telephone number is (212) 361-2500.

                  The Trust Agreement will provide that the Trustee and any
director, officer, employee or agent of the Trustee will be indemnified by the
Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the
Certificates or the performance of the Trustee's duties under the Trust
Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the
Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the
Trust Agreement.

                                      S-25

EVENTS OF DEFAULT

                  There are no events of default under the Trust Agreement.

VOTING RIGHTS

                  The holders of the Certificates will have 100% of the voting rights with respect to the Trust ("Voting Rights"). The Required Percentage for
modifying or amending the Trust Agreement is 66 2/3% of the Voting Rights;
provided, however, that if written confirmation is not obtained from S&P that such modification or amendment will not result in a reduction or withdrawal of the then current rating of the Certificates, then any such modification or amendment must be approved by all Certificateholders.

VOTING OF UNDERLYING SECURITIES

                  The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying
Securities as permitted by DTC and except as otherwise limited by the Trust
Agreement and the Swap Agreement. In the event that the Trustee receives a request from DTC or the Underlying Issuer for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the
Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal amount of the
Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders of the Trust as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities in accordance with a plan for the refunding or refinancing of such Underlying Securities, except with the consent of Certificateholders representing 100% of the aggregate
Voting Rights of the Certificates and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will not be liable for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

TERMINATION OF TRUST

                  The Trust will terminate upon (i) the payment in full at
maturity or upon early redemption of the Certificates and all amounts due to the
Swap Counterparty or (ii) the distribution of the proceeds received upon a recovery on or any liquidation of the Underlying Securities or the "in-kind"
distribution of the Underlying Securities themselves (in each case,

                                      S-26

after deducting the costs incurred in connection therewith and any amounts payable to the Swap Counterparty), including as a result of a Payment Default, an Acceleration thereof, an SEC Reporting Failure, a Trust Swap Payment Default,
a Trust Regulatory Event or another Trust Termination Event.

                  While it is expected that the occurrence of a Trust
Termination Event will in fact result in the termination of the Trust in the manner described in clause (ii) above, should a Trust Termination Event occur under a circumstance in which it is not necessary to liquidate any Underlying
Securities in order to pay all amounts owing to the Swap Counterparty in respect of any Early Termination Payment and Unpaid Amounts, it is expected, under that circumstance, that the Trust will continue notwithstanding such occurrence, albeit the Swap Agreement will have terminated and interest distributions to
Certificateholders will no longer be based on Interest Payments under the Swap
Agreement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following supplements the discussion under the caption
"Material Federal Income Tax Consequences" in the accompanying Prospectus. The discussion herein is based on the Internal Revenue Code of 1986, as amended (the
"Code"), the Treasury Regulations promulgated and proposed thereunder (the
"Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service") and
interpretations thereof. All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

                  This discussion represents the opinion of tax counsel to the
Trust, subject to the qualifications set forth herein. This summary assumes that the Certificates represent interests in securities that are properly characterized as debt for federal income tax purposes. Except as specifically provided, this summary neither discusses the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the
United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold their certificates as part of a "straddle," a "hedge" or a "conversion transaction,"
persons that have a "functional currency" other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations).

                  U.S. Certificateholder. For purposes of this discussion, a
"U.S. Certificateholder" means a Certificateholder that is (i) a citizen or resident of the United States, (ii) a partnership or corporation (or other entity treated as a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of
Columbia, (iii) an estate, the income of which is includible in gross income for
U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Regulations. A
"Non-U.S. Certificateholder" means a person that is neither a U.S.
Certificateholder nor a Certificateholder subject to rules applicable to former citizens and residents of the United States.

                                      S-27

                  PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX
ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND
DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL
AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN
JURISDICTION TO WHICH THEY MAY BE SUBJECT.

TAX STATUS OF THE TRUST

                  In the opinion of Sidley Austin Brown & Wood LLP, the Trust will not be classified as a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes and, therefore, will not be subject to federal income tax. Although the matter is not entirely free from doubt, the parties will treat the Trust as a "grantor trust" for federal income tax purposes. Assuming such characterization is correct, the Certificateholders will be deemed to hold directly the proportionate interests in the Underlying
Securities and the Swap Agreement that are allocable to their classes of certificates, and will generally be required to report on their federal income tax returns their proportionate shares of the Trust's income and deductions in accordance with their own methods of accounting. No assurance can be given that the Service will agree with the foregoing classification of the Trust or that, if challenged, this classification will prevail. See the discussions under the captions "Tax Status of the Trust--Classification as a Partnership" and
"Possible Alternative Treatment of the Underlying Securities" in the Prospectus.

                  The remaining discussion assumes that the Trust is, and that the Certificates represent interests in, a grantor trust for federal income tax purposes.

INCOME OF U.S. CERTIFICATEHOLDERS IN GENERAL

                  The income tax consequences of investing in the Certificates depends on whether the Certificateholders' positions in the Swap Agreement and the Underlying Securities are "integrated" within the meaning of Treasury
Regulation Section 1.1275-6. If these positions are integrated, then the
Certificateholders will be treated as acquiring a beneficial interest in a single "synthetic" debt instrument (the "Synthetic Debt Instrument"), which will generally be taxed based on its combined characteristics (that is, the
Underlying Securities and the Swap Agreement will generally be treated as a debt instrument with interest payments based on three-month LIBOR). If the Underlying
Securities and the Swap Agreement are not integrated, then the
Certificateholders will be treated as separately acquiring a beneficial interest in the Underlying Securities and entering into the Swap Agreement, and the
Certificateholders will generally be taxed based on the individual characteristics of each interest (that is, the Underlying Securities will be treated as debt and the Swap Agreement will be treated as a notional principal contract).

                  UNDER THE TERMS OF THE CERTIFICATES, EACH CERTIFICATEHOLDER,
BY ACQUIRING THE CERTIFICATES, (1) ELECTS TO INTEGRATE THE UNDERLYING SECURITIES
AND THE SWAP AGREEMENT FOR FEDERAL INCOME TAX PURPOSES, (2) AUTHORIZES AND
DIRECTS THE TRUSTEE (OR THE TRUSTEE'S AGENT) TO RETAIN, AS PART OF THE
CERTIFICATEHOLDER'S BOOKS AND RECORDS, INFORMATION THAT DESCRIBES THE UNDERLYING

                                      S-28

SECURITIES AND THE SWAP AGREEMENT, IDENTIFIES THE TWO POSITIONS AS INTEGRATED
FOR FEDERAL INCOME TAX PURPOSES AND DESCRIBES THE FEATURES OF THE RESULTING
"SYNTHETIC" DEBT INSTRUMENT AND (3) AGREES TO RETAIN COPIES OF SUCH INFORMATION
AS PROVIDED TO THE CERTIFICATEHOLDER BY THE TRUST.

                  The Service may assert that notwithstanding the election
described above, the Underlying Securities and the Swap Agreement have not or cannot be integrated for federal income tax purposes. If the Service were to succeed, then there could be different and possibly adverse tax consequences to the Certificateholders. See the discussion under the caption "Consequences if the Underlying Securities and the Swap Agreement are Not Integrated."

                  The remaining discussion assumes that the Underlying
Securities and the Swap Agreement will be integrated for federal income tax purposes.

TAXATION OF THE SYNTHETIC DEBT INSTRUMENT

                  Regardless of a Certificateholder's regular method of
accounting (cash or accrual), all income on the Synthetic Debt Instrument will constitute original issue discount ("OID"), which must be reported as it accrues based on semi-annual or more frequent compounding. A Certificateholder, therefore, may have to report income from a Synthetic Debt Instrument in advance of receiving it.

                  The Trust intends to report the income on the Synthetic Debt
Instrument based on monthly accrual periods that will correspond to the monthly payment dates. In general, the amount of income to be reported on the Synthetic
Debt Instrument for any accrual period will equal the amount of OID attributable to that accrual period. Subject to the adjustments described below, the total amount of OID for the Synthetic Debt Instrument for all accrual periods will equal the excess of its stated redemption price at maturity ("SRPM") over its issue price.

                  Issue Price of the Synthetic Debt Instrument. Assuming the
Certificates are sold to the Certificateholders at a price equal to their face amount, the issue price of the Synthetic Debt Instrument will be equal to the principal amount of the Underlying Securities.

                  SRPM of the Synthetic Debt Instrument. The SRPM of the
Synthetic Debt Instrument will equal the sum of its principal amount (that is, the principal amount of the Underlying Security) and the three-month LIBOR-based interest payments. Solely for purposes of determining the OID on the Synthetic
Debt Instrument, and solely for purposes of determining the SRPM of the
Synthetic Debt Instrument, the three-month LIBOR-based payments will be assumed to be a fixed amount based on the value of the three-month LIBOR rate on the date a Certificate is initially purchased (the "Calculation Rate"). NO
REPRESENTATION IS MADE THAT THE CERTIFICATES WILL ACTUALLY PAY AT THE
CALCULATION RATE OR ANY OTHER RATE.

                  Original Issue Discount. As stated above, the Synthetic Debt
Instrument will have OID equal to the difference between the Synthetic Debt
Instrument's issue price and its SRPM. The amount of OID accrued in any one monthly accrual period will equal the adjusted issue price of the Synthetic Debt
Instrument at the start of the accrual period multiplied by the

                                      S-29

Synthetic Debt Instrument's yield to maturity, adjusted (as described below) for the amount of actual three-month LIBOR-based payments made with respect to the accrual period. The adjusted issue price of the Synthetic Debt Instrument at the beginning of an accrual period will equal the issue price (discussed above) plus all OID previously accrued on the Synthetic Debt Instrument less all payments previously made on the Synthetic Debt Instrument. The yield to maturity of the
Synthetic Debt Instrument will equal a discount rate that, when applied to the
SRPM of the Synthetic Debt Instrument, will produce an amount equal to the
Synthetic Debt Instrument's issue price.

                  Adjustments. For any particular accrual period, the
three-month LIBOR-based payments actually received by the Certificateholders are unlikely to match the amount of OID that would accrue if payments on the
Synthetic Debt Instrument were made based solely on the Calculation Rate.
Accordingly, the OID taken into account for the accrual period, must be increased or decreased, respectively, to reflect the amount by which the actual three-month LIBOR-based payments either exceed or fall short of such Calculation
Rate payments.

SALE OR EXCHANGE BY CERTIFICATEHOLDERS

                  Assuming the Swap Agreement remains in force, a
Certificateholder who sells a Certificate prior to its maturity will be treated as having sold the Synthetic Debt Instrument represented by the Certificate. The
Certificateholder will recognize gain or loss equal to the difference, if any, between the amount of the proceeds received for the Certificate and the
Certificateholder's adjusted basis in the Synthetic Debt Instrument. A
Certificateholder's adjusted basis in the Synthetic Debt Instrument will equal the amount paid for the Certificate plus all OID previously accrued on the
Synthetic Debt Instrument less all payments previously made on the Synthetic
Debt Instrument. Any gain or loss will be capital gain or loss.

SEPARATE TERMINATION OF THE SWAP AGREEMENT

                  If the Swap Agreement is terminated while the Underlying
Securities are still held by the Trust, then a Certificateholder will be treated as having sold its interest in the Synthetic Debt Instrument for its fair market value immediately before the termination. The Certificateholder will recognize any income, deduction, gain or loss realized at that time. The
Certificateholder's basis in the Underlying Securities, and the adjusted issue price of the Underlying Securities will be modified to reflect the fair market value of the Underlying Securities (as opposed to the fair market value of the
Synthetic Debt Instrument) and any termination payment made or received by the
Trust for agreeing to terminate the Swap Agreement.

                  After a termination of the Swap Agreement, the
Certificateholder's interests in the Underlying Securities will be treated as described in the Prospectus under the caption "Material Federal Income Tax
Consequences."

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

                  Under Section 162 or 212 of the Code, subject to the
limitation on miscellaneous itemized deduction of certain taxpayers, including individuals described in the next sentence, each Certificateholder will be entitled to deduct its pro rata share of expenses incurred by the

                                      S-30

Trust. In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals), such Holder's share of any expenses will be deductible under the Code only to the extent these expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the
"Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The
3% and 80% limits are scheduled to be reduced starting in 2006 and to return to current levels after 2010.

INCOME OF NON-U.S. CERTIFICATEHOLDERS

                  A Non-U.S. Certificateholder who is an individual or
corporation (or an entity treated as a corporation for federal income tax purposes) holding Certificates on its own behalf will not be subject to United
States federal income taxes on payments of principal, premium, interest or original issue discount received with respect to the Synthetic Debt Instrument unless the Non-U.S. Certificateholder is (a) a direct or indirect 10% or greater shareholder of the issuer of the Underlying Securities; (b) a controlled foreign corporation related to the issuer of the Underlying Securities; or (c) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding
Agent, as defined below, must have received a statement from the individual or corporation that:

        o  is signed under penalties of perjury by the beneficial owner of the certificate,

        o  certifies that such owner is not a U.S. Certificateholder, and

        o  provides the beneficial owner's name and address.

                  A "Withholding Agent" is the last United States payor (or a
non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Certificateholder (which itself is not a Withholding Agent).
Generally, the exemption statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S.
taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the
Withholding Agent reports at least annually to the beneficial owner on IRS Form
1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A Non-U.S. Certificateholder who is not an
individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of
Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

                                      S-31

                  A Non-U.S. Certificateholder whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S.
trade or business will generally be taxed as if the Certificateholder is a U.S.
person.

                  Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the
Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or a substitute form).

                  Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless the Non-U.S.
Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Certificateholder should consult its tax advisor in this regard.

                  Estate Tax. The Certificates will not be includible in the estate of a Non-U.S. Certificateholder unless (i) the individual is a direct or indirect 10% or greater shareholder of the issuer of the Underlying Securities or, (ii) at the time of such individual's death, payments in respect of the
Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (iii) the
Certificateholder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

                  Backup withholding of U.S. federal income tax may apply to payments made in respect of a Certificate to a registered owner who is not an
"exempt recipient" and who fails to provide certain identifying information
(such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a
Certificateholder must be reported to the Service, unless the Certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

                  In addition, upon the sale of a certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificateholder certifies that the seller is a Non-U.S. Certificateholder (and certain other conditions are met). The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii)
the seller certifies its non-U.S. status (and certain other conditions are met).

                  Any amounts withheld under the backup withholding rules from a payment to a Certificateholder will be allowed as a refund or a credit against such Certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

                                      S-32

CONSEQUENCES IF THE UNDERLYING SECURITIES AND THE SWAP AGREEMENT ARE NOT
INTEGRATED

                  In General. If the Underlying Securities and the Swap
Agreement are not integrated, then the Certificateholders will be treated as separately acquiring the Underlying Securities and entering into the Swap
Agreement, and the Certificateholders will generally be taxed based on the individual characteristics of each interest (that is, the Underlying Securities will be treated as debt and the Swap Agreement will be treated as a notional principal contract). To properly account for the transaction, the
Certificateholder must determine its initial basis in the Underlying Securities and whether it has received a nonperiodic payment for entering into the Swap
Agreement, whether it has paid a nonperiodic payment to the Swap Counterparty for entering into the Swap Agreement or whether no nonperiodic payment has been made or received by either the Certificateholder or Swap counterparty. This calculation is made by reference to the fair market value of the Underlying
Securities without the Swap Agreement.

                  Basis. To the extent the cost of the Certificates exceeds the fair market value of the Underlying Securities alone, such excess will be treated as having been paid as a nonperiodic payment to the Swap Counterparty.
Consequently, the Certificateholder will have initially a fair market value basis in the Underlying Securities and an initial basis equal to the excess (if any) in the Swap Agreement. To the extent the cost of the Certificate is less than the fair market value of the Underlying Securities alone, such shortfall will be treated as having been received by the Certificateholder as a nonperiodic payment for entering into the Swap Agreement. Consequently, the
Certificateholder will have initially a fair market value basis in the
Underlying Securities, with the excess cost being paid from the nonperiodic payment deemed to be received by the Certificateholders for entering into the
Swap Agreement.
                  Treatment of the Underlying Securities. The
Certificateholder's interests in the Underlying Securities will be treated as described in the Prospectus under the caption "Material Federal Income Tax
Consequences."

                  Treatment of the Swap Agreement. The Certificateholder's
interest in the Swap Agreement should be treated as a notional principal contract for federal income tax purposes. In general, income or deductions with respect to the Swap Agreement should be attributable to periodic payments, nonperiodic payments, termination payments or a combination of the three. All taxpayers, regardless of their normal method of tax accounting, must account for periodic and nonperiodic payments on the Swap Agreement under an accrual method of accounting.

                  Periodic Payments. The three-month LIBOR-based Interest
Payments made by the Swap Counterparty to the Trust for the benefit of the
Certificateholders will be treated as periodic payments received with respect to a notional principal contract and must be reported as ordinary income.
Conversely, payments of interest on the Underlying Securities, which are paid by the Trust to the Swap Counterparty, will be treated as periodic payments made with respect to a notional principal contract and will entitle the
Certificateholders to claim an ordinary deduction. In general, all the periodic payments made and received that are attributable to the taxable year (together with the amortized portion of any nonperiodic payment attributable to the taxable year) are netted, and the net amount received or paid generally should constitute ordinary income or an ordinary deduction, respectively, for that year.

                                      S-33

                  Nonperiodic Payments. In general, if a Certificateholder is treated as making a nonperiodic payment to enter into the Swap Agreement, then it must amortize the nonperiodic payment and claim deductions for the amounts amortized over the term of the Swap Agreement in accordance with the forward rates of a series of cash settled forward contracts that reflect the notional amount of the Swap Agreement and the specified index (three-month LIBOR).
Conversely, if the certificate holder is treated as receiving a nonperiodic payment, then it must amortize and include the nonperiodic payment in income using the same methodology. Alternative amortization methods are provided by the swap Regulations. A Certificateholder should consult its tax advisor in picking a methodology for amortizing any nonperiodic payment.

                  Termination Payments. Depending on the fair market value of the Swap Agreement at the time of sale, a U.S. Certificateholder may be considered to pay or receive a termination payment under the Swap Agreement upon selling the Certificate, which may result in a gain or loss. A termination of the Swap Agreement (including, in certain circumstances, an assignment of the
Swap Agreement by the Swap Counterparty) will be treated in the same way. The termination of the Swap Agreement due to a Swap Agreement Termination Event may
result in the Trust receiving or paying an Early Termination Payment, other breakage fees, or both. These payments will also be treated as termination payments made by or to the U.S. Certificateholders under the Swap Agreement.
Gain or loss upon the termination of the Swap Agreement will generally be treated as capital gain or loss.

                  Deduction of Swap Payments to the Counterparty. Any deduction claimed by a Certificateholder for the net amount paid to the Swap Counterparty, may be limited. Specifically, in the case of an individual Certificateholder, the amount of the net payment must be added to the Certificateholder's share of
Trust expenses and, therefore, will be subject to the limitations imposed by
Sections 67 and 68 of the Code. See the discussion, above, under the caption
"Deductibility of Trust's Fees and Expenses." In addition, the net payment may not be deductible for purposes of computing the alternative minimum tax.

                  Sale or Exchange of a Certificate. The sale or exchange of a
Certificate will be treated as the separate sale of the Underlying Securities and the Swap Agreement. The sale of the Swap Agreement should be treated in the same manner as a termination payment. The sale of the Underlying Securities will be treated as described in the Prospectus under the caption "Material Federal
Income Tax Consequences."

                  Non-U.S. Certificateholders. In the case of a non-U.S.
Certificateholder, the source of any income on the Swap Agreement will ordinarily be the Non-U.S. Certificateholder's residence as determined under
Section 988(a)(3)(B)(i).

PROPOSED REPORTING REGULATIONS

                  In June 2002 the IRS and Treasury Department proposed new
rules concerning the reporting of tax information with respect to "Widely Held
Fixed Investment Trusts." If these rules are finalized in their current form, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Certificateholders. Any new method of calculating and reporting

                                      S-34

tax items to the Certificateholders could have the effect of accelerating their income and delaying their deductions.

STATE AND LOCAL TAX CONSIDERATIONS

                  Potential Certificateholders are encouraged to consider the state and local tax consequences of the purchase, ownership and disposition of the Certificates. State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential
Certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

                  The Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Section 4975 of the Code impose certain requirements on
(i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (iii) any entity whose underlying assets include plan assets of any such plan by reason of a plan's investment in the entity (each, a "Plan"). In accordance with ERISA's fiduciary standards, before investing in a Certificate, a plan fiduciary should determine whether such an investment is permitted under the Plan's governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

                  ERISA and Section 4975 of the Code prohibit certain
transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" within the meaning of
ERISA or "disqualified persons" within the meaning of Section 4975 of the Code
(collectively, "Parties in Interest"). The Underlying Issuer, the Underwriters,
the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans. There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan's investment in Certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan's investment, including, but not limited to: PTCE 84-14 (for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (for certain transactions involving bank collective investment funds); PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts): PTCE 95-60
(for certain transactions involving insurance company general accounts): and
PTCE 96-23 (for certain transactions effected by in-house asset managers). There is no assurance that any of these exemptions would apply with respect to all transactions involving the trust's assets.. A Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code.

                  If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a
Certificate (as a result of the Underlying Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets, might

                                      S-35

constitute or result in prohibited transactions under Section 406 of ERISA and
Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the
"DOL"). Neither ERISA nor the Code defines the term "plan assets." Under Section
2510.3-101 of the DOL regulations (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. This is called the "look-through rule." Thus, if a Plan acquired a
Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the
Trust, unless an exception applied under the Regulation.

                  Under the Regulation, "publicly-offered securities" qualify for an exception to the generally applicable "look-through" rule described in the preceding paragraph. A "publicly-offered security" is a security that is (i)
freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the
Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

                  It is anticipated that the Certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of Certificates; the Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and although no assurances can be given, it is anticipated that the Certificates will initially be sold to 400 or more beneficial owners independent of the Trust and of each other.

                  NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION THAT AN
INVESTMENT IN THE CERTIFICATES WOULD MEET ANY OR ALL OF THE RELEVANT LEGAL
REQUIREMENTS WITH RESPECT TO INVESTMENTS BY, OR IS APPROPRIATE FOR, PLANS
GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN OR ANY OTHER ENTITY THE ASSETS OF
WHICH ARE DEEMED TO BE "PLAN ASSETS," SUCH AS AN INSURANCE COMPANY INVESTING
ASSETS OF ITS GENERAL ACCOUNT, PROPOSING TO ACQUIRE THE CERTIFICATES SHOULD
CONSULT WITH ITS COUNSEL.

                             METHOD OF DISTRIBUTION

                  Subject to the terms and conditions set forth in the
underwriting agreement, dated October 5, 2005, the Depositor has agreed to cause the Trustee, on behalf of the Trust, to sell and the Underwriters named below, for which Wachovia Securities (an affiliate of the Depositor) is acting as representative, have severally agreed to purchase the principal amount of
Certificates set forth below opposite their names.

        Wachovia Securities..............................    $16,250,000
        RBC Dain Rauscher Inc ...........................    $ 6,250,000
        ABN AMRO Financial Services, Inc.................    $ 2,500,000
        Total............................................    $25,000,000

                                      S-36

                  The Underwriters have agreed, subject to the terms and
conditions set forth in the underwriting agreement, to purchase all Certificates offered by this Prospectus Supplement if any of such Certificates are purchased.
In the event of default by any Underwriter, the underwriting agreement provides that, in certain circumstances the underwriting agreement may be terminated.

                  The Depositor has been advised by the Underwriters that it proposes to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Certificate.
The Underwriters may allow and such dealers may reallow a concession not in excess of $0.50. After the initial public offering, the public offering price and the concessions may be changed.

                  The Certificates are a new issue of securities with no
established trading market. Application has been made to list the Certificates on the NYSE. Trading of the Certificates on the NYSE is expected to commence on or about the Closing Date. The Underwriters have told the Depositor that they presently intend to make a market in the Certificates. The Underwriters are not obligated, however, to make a market in the Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the
Underwriters. No assurance can be given as to whether a trading market for the
Certificates will develop or as to the liquidity of any trading market.

                  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the
Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

                  If the Underwriters create a short position in the
Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Certificates in the open market. The Underwriters may also impose a penalty bid on certain selling group members. This means that if the
Underwriters purchase Certificates in the open market to reduce their short position or to stabilize the price of the Certificates, they may reclaim the amount of the selling concession from the selling group members who sold those
Certificates as part of the offering.

                  In general, purchase of a security for the purposes of
stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a
Certificate to the extent that it were to discourage resales of the
Certificates.

                  Neither the Depositor nor the Underwriters make any
representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Certificates. In addition, neither the Depositor nor the Underwriters make any

                                      S-37

representation that the Underwriters will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

                  The underwriting agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the
Underwriters may be required to make in respect of such civil liabilities.

                  Wachovia Corporation conducts its investment banking,
institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets,
LLC) under the trade name of Wachovia Securities. Any references to Wachovia
Securities in this Prospectus Supplement, however, do not include Wachovia
Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of
Wachovia Corporation, and an affiliate of Wachovia Capital Markets, LLC.

                                     RATINGS

                  It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated at least as highly as the Underlying Securities by S&P. The Underlying Securities are rated "AA" by
S&P. Any downgrade by S&P would result in a downgrade of its rating of the
Certificates.

                  The rating addresses the likelihood of the receipt by holders of the Certificates of payments required under the Trust Agreement, and is based primarily on the credit quality of the Underlying Securities. The rating does not address the likelihood of the Underlying Issuer failing to report under the
Exchange Act.

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                  The Depositor has not requested a rating on the Certificates by any rating agency other than S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the
Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Certificates by S&P. You should note that as of the date of this Prospectus Supplement, the Underlying Securities are rated "Aa2" by
Moody's. The Depositor has not asked Moody's to assign a rating to the
Certificates.

                                 LEGAL OPINIONS

                  Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Sidley Austin Brown & Wood
LLP, New York, New York.

                                      S-38

                             INDEX OF DEFINED TERMS

Acceleration.....................................S-23
Affected Party...................................S-16
Applicable Amount................................S-31
Business Day.....................................S-22
Calculation Agent.................................S-6
Certificateholders...............................S-12
Certificates......................................S-1
Clearing Agency..................................S-20
Closing Date.....................................S-12
Code.............................................S-27
Commission.......................................S-12
Defaulting Party.................................S-16
Defeasance........................................S-4
Depositor...................................S-1, S-12
Distribution Date................................S-21
DOL..............................................S-36
DTC..............................................S-20
Early Termination Date...........................S-17
Early Termination Payment........................S-18
EDGAR............................................S-12
ERISA............................................S-35
Exchange Act.....................................S-12
Final Scheduled Distribution Date.................S-1
Interest Payment.................................S-14
Interest Period...................................S-2
IRA..............................................S-35
LIBOR Determination Date.........................S-15
London Banking Day...............................S-15
Market Quotation.................................S-18
Master Agreement..................................S-4
Moody's..........................................S-11
Non-U.S. Certificateholder.......................S-27
NYSE.............................................S-24
OID..............................................S-29
Parties in Interest..............................S-35
Payment Default..................................S-23
Plan.............................................S-35
Record Date......................................S-22
Regulation.......................................S-36
Regulations......................................S-27
S&P...............................................S-3
SEC Reporting Failure............................S-23
Securities Act...................................S-13
Service..........................................S-27
Specified Currency...............................S-20
Swap Agreement....................................S-4
Swap Agreement Rate..............................S-15
Swap Agreement Termination Event.................S-16
Swap Counterparty...........................S-4, S-14
Swap Counterparty Default........................S-17
Swap Notional Amount.............................S-17
Synthetic Debt Instrument........................S-28
Telerate Page 3750...............................S-15
Termination Amount...............................S-18
Three-month LIBOR................................S-15
Trust............................................S-12
Trust Agreement..................................S-12
Trust Regulatory Event...........................S-16
Trust Swap Payment Default.......................S-16
Trust Termination Event..........................S-17
Trustee....................................S-12, S-25
U.S. Certificateholder...........................S-27
Underlying Issuer................................S-13
Underlying Securities......................S-12, S-13
Underlying Securities Payment Date...............S-13
Underlying Securities Prospectus.................S-13
Underlying Securities Registration Statement.....S-13
Underwriters.....................................S-14
Unpaid Amounts...................................S-18
Voting Rights....................................S-26
W-8BEN...........................................S-31
Wachovia Securities..............................S-14
Withholding Agent................................S-31

                                      S-39

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX A

                    DESCRIPTION OF THE UNDERLYING SECURITIES

                  The "Summary of Terms of the Underlying Securities" and the
"Excerpts From the Underlying Securities Prospectus" below are qualified in their entirety by reference to the Underlying Securities Prospectus and the
Underlying Registration Statement referred to below. Prospective investors in the Certificates are urged to obtain and read a copy of the Underlying
Securities Prospectus and the Underlying Securities Registration Statement.
Neither the Depositor nor any of its affiliates nor the Underwriters make any representation about the completeness or accuracy of information in the
Underlying Securities Prospectus or the Underlying Securities Registration
Statement.

1.  SUMMARY OF TERMS OF THE UNDERLYING SECURITIES

Underlying Issuer:                       Wal-Mart Stores, Inc..

Underlying Securities:                   $25,000,000 of 7.55% Notes due 2030.

Amount Originally Issued:                $1,000,000,000.

Interest Rate:                           7.55% per annum.

Scheduled Payment Dates:                 February 15 and August 15.

Underlying Securities notes trustee:     J.P. Morgan Trust Company, National
                                         Association, as successor to Bank One
                                         Trust Company, National Association.

Denominations:                           $1,000 and integral multiples thereof.

Form:                                    Book-Entry.

CUSIP:                                   931142BF9.

Underlying Securities Prospectus:        The prospectus dated August 5, 1999 and
                                         filed on February 10, 2000 and March 9,
                                         2000, and prospectus supplements dated
                                         February 9, 2000, and March 8, 2000,
                                         and filed on February 10, 2000, and
                                         March 9, 2000, respectively.

Registration Statement:                  333-82909.

2.  SUMMARY EXCERPTS FROM THE UNDERLYING SECURITIES PROSPECTUS

                  Set forth below are summaries of certain sections of the
Underlying Securities Prospectus, which set forth material terms of the
Underlying Securities. PROSPECTIVE INVESTORS IN THE CERTIFICATES ARE URGED TO
READ THE FULL TEXT OF THE PROSPECTUS AND PROSPECTUS

                                      A-1

SUPPLEMENT RELATING TO THE UNDERLYING SECURITIES. The Underlying Securities were issued pursuant to an indenture dated as of April 1, 1991, as supplemented and amended from time to time, between the Underlying Issuer and Bank One Trust
Company, National Association, as successor to First National Bank of Chicago, as trustee. We refer below to the Underlying Issuer's entire issuance of 7.55%
Notes due 2030, of which the Underlying Securities are a part, as the "notes,"
we refer to the above indenture as the "notes issuance agreement," we refer to all debt securities, including but not limited to the notes, that are or may be issued by the Underlying Issuer under the notes issuance agreement as "debt securities" and we refer to Bank One Trust Company, National Association in its capacity as trustee under the notes issuance agreement as the "notes trustee".
Interest on the notes is payable semi-annually on February 15 and August 15 of each year and is calculated on a "30/360" basis.

GENERAL TERMS AND RANKING

                  The notes constitute the Underlying Issuer's senior unsecured debt obligations and will rank equally among themselves and with all of the existing and future senior, unsecured and unsubordinated debt of the Underlying
Issuer. The notes are a series of debt securities referred to in the Underlying
Issuer's prospectus dated on August 5, 1999, and prospectus supplements dated
February 9, 2000, and March 8, 2000, and filed on February 10, 2000, and March
9, 2000, respectively. Holders of the debt securities will be unsecured creditors of the Underlying Issuer and will have a right to payment equal to that of the other unsecured creditors of the Underlying Issuer. The notes are currently limited to $1,000,000,000 in aggregate principal amount. The
Underlying Issuer may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes and otherwise similar in all respects to the notes so that the additional notes will be consolidated and form a single series with the notes. The notes issuance agreement does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. No additional notes may be issued if an event of default under the notes issuance agreement has occurred.

                  In the event that the Underlying Issuer creates and issues additional notes under the notes issuance agreement as part of the same series as the Underlying Securities, notices to holders of the notes will be mailed to such holders and will also be published in a leading daily newspaper in The City of New York. The Underlying Issuer expects that publication will be made in The
City of New York in The Wall Street Journal. Any notice shall be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication.

                  The Underlying Issuer cannot redeem the notes prior to their maturity. The notes do not have the benefit of any sinking fund. The notes will not be convertible or exchangeable. The Underlying Issuer will pay principal and interest on the notes in U.S. dollars.

                                      A-2

THE NOTES ISSUANCE AGREEMENT

Covenants

                  Restrictions on Liens. The Underlying Issuer will not, and will not permit any of its subsidiaries to issue, assume or guarantee any debt for money that the Underlying Issuer borrows if that debt is secured by any mortgage, deed of trust, security interest, pledge, lien or other encumbrance upon any Operating Property belonging to the Underlying Issuer or of any of its subsidiaries or any shares of stock or indebtedness of any of its subsidiaries, whether owned at the date of the notes issuance agreement or thereafter acquired, without effectively securing the notes equally and ratably with that debt. This restriction does not, however, apply to:

        o     mortgages on any property acquired, constructed or improved by the
              Underlying Issuer or any of its subsidiaries after January 31,
              1991, created or assumed within 60 months after the acquisition, or construction or improvement is complete, or within six months after completion pursuant to a firm commitment for financing arrangement that the Underlying Issuer enters into within that
              60-month period, to secure or provide for the payment of the purchase price or cost;

        o     mortgages existing on any property at the time of its acquisition;

        o     mortgages existing on any property, shares of stock or debt acquired from a corporation merged with or into the Underlying
              Issuer or one of its subsidiaries;

        o     mortgages on property of any corporation existing at the time it becomes the Underlying Issuer's subsidiary;

        o     mortgages to secure debt of any of the Underlying Issuer's subsidiaries to the Underlying Issuer or to another  of its subsidiaries;

        o     mortgages in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to those mortgages; or

        o     mortgages for extending, renewing or replacing debt secured by any mortgage referred to in the foregoing items or in this item or any mortgages existing on January 31, 1991.

                  This restriction does not apply to the issuance, assumption or guarantee by the Underlying Issuer or any of its subsidiaries of debt secured by a mortgage which would otherwise be subject to the restrictions described above up to an aggregate amount which, together with all of the Underlying Issuer's and its subsidiaries' secured debt, not including secured debt permitted under the foregoing exceptions, and the Value of Sale and Lease-back Transactions existing at that time other than those Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of certain long-term debt or to the purchase of other operating property, and other than those Sale and
Lease-back Transactions in which the property involved would have been permitted to be mortgaged under the principle described in the first item above, does not exceed the greater of 10% of the Underlying Issuer's Consolidated Net Tangible
Assets or 15% of Consolidated Capitalization.

                                      A-3

                  Restrictions on Sale and Lease-back Transactions. The
Underlying Issuer will not and will not permit any of its subsidiaries to, engage in Sale and Lease-back Transactions relating to any Operating Property, except for temporary leases for a term, including renewals, of not more than 48 months and except for leases between the Underlying Issuer and one of its subsidiaries or between its subsidiaries. However, the Underlying Issuer or its subsidiaries can engage in that type of transaction if the net proceeds of the
Sale and Lease-back Transaction are at least equal to the sum of all costs incurred by the Underlying Issuer in connection with the acquisition of, and construction of any improvement on, the Operating Property to be leased and either:

        o     the Underlying Issuer or its subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased without securing the notes pursuant to the first exception to the
              prohibition on liens stated under "Restrictions on Liens" above;
              or

        o     the Value thereof would be an amount permitted under the last sentence  under "Restrictions on Liens" above; or

        o     the Underlying Issuer applies an amount equal to the sum of all costs incurred by the Underlying Issuer in connection with the acquisition of, and the construction of any improvements on, that property (1) to the payment or other retirement of certain of the
              Underlying Issuer's or one of its subsidiary's long-term debt or
              (2) to the purchase of Operating Property, other than that involved in that Sale and Lease-back Transaction.

                  Mergers, Consolidations and Sale of the Underlying Issuer's
Assets. The Underlying Issuer may merge with or consolidate into another corporation or sell or convey all or substantially all of its property to another corporation that is authorized to purchase and operate the Underlying
Issuer's property, as long as:

        o    immediately after the merger, consolidation, sale or conveyance, the surviving or acquiring corporation is not in default under the notes issuance agreement;

        o    the surviving or acquiring corporation is a U.S. corporation; and

        o    the surviving or acquiring corporation assumes, by a supplement to the notes issuance agreement satisfactory to the notes trustee, the obligation to pay the principal of and interest and any premium on all of the debt securities and to perform the Underlying Issuer's covenants under the notes issuance agreement.

                  In the case of a merger or consolidation or a sale or
conveyance of all or substantially all of the Underlying Issuer's assets and the assumption of its liabilities under the notes issuance agreement by a successor corporation, the successor corporation will assume the Underlying Issuer's place in the notes issuance agreement as if it had originally been a party to the notes issuance agreement. The successor corporation may then issue debt securities under the notes issuance agreement.

                  Definitions. "Consolidated Capitalization" means the total of all the assets appearing on the Underlying Issuer's and its subsidiaries'
consolidated balance sheets less current liabilities and deferred income taxes.

                                      A-4

                  "Consolidated Net Tangible Assets" means the total of all the assets appearing on the Underlying Issuer's and its subsidiaries' consolidated balance sheets less:

        o    current liabilities;

        o    reserves for depreciation and other asset valuation reserves;

        o    intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense; and

        o    appropriate adjustments on account of minority interests of other persons holding stock in any of the Underlying Issuer's
             majority-owned subsidiaries.

                  "Operating Property" means any manufacturing or processing plant, office facility, retail store, wholesale club, Supercenter, hypermart, warehouse, distribution center or equipment located within the United States of
America or its territories or possessions and owned and operated now or hereafter by the Underlying Issuer or any of its subsidiaries and having a book value on the date as of which the determination is being made of more than 0.60%
of Consolidated Net Tangible Assets; provided, however, that separate items of equipment with an aggregate book value in excess of $200,000,000 that are secured pursuant to the same financing transaction will constitute one
"Operating Property."

                  "Sale and Lease-back Transaction" means any arrangement with any person providing for the leasing to the Underlying Issuer or any of its subsidiaries of any Operating Property, except for temporary leases for a term, including any renewal thereof, of not more than 48 months and except for leases between the Underlying Issuer and one of its subsidiaries or between its subsidiaries, which Operating Property has been or is to be sold or transferred by the Underlying Issuer or one of its subsidiaries to that person.

                  "Value" means, with respect to a Sale and Lease-back
Transaction, as of any particular time, the amount equal to the greater of:

        o     the net proceeds from the sale or transfer of the property leased pursuant to that Sale and Lease-back Transaction; or

        o     the sum of all of the Underlying Issuer's costs incurred in connection with the acquisition of that property and the
              construction of any improvements thereon, as determined in good faith by the Underlying Issuer at the time of entering into that
              Sale and Lease-back Transaction,

in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of that term, without regard to any renewal or extension options contained in the lease.

Events of Default, Notice and Waiver

         An event of default with respect to the notes is:

        o     a default in payment of principal or premium, if any, at maturity;

                                      A-5

        o     a default for 30 days in payment of any interest;

        o     the Underlying Issuer's failure for 60 days after notice to perform any other of the covenants or agreements in the notes issuance agreement;

        o     the Underlying Issuer's default in the payment of any of the
              Underlying Issuer's debt or acceleration of any of that debt under the terms of the instrument under which that debt is issued, if that default in payment is not cured or that acceleration is not annulled within 10 days after written notice; or

        o     certain events in the case of the Underlying Issuer's bankruptcy, insolvency or reorganization.

                  If an event of default occurs and is continuing with respect to the notes, either the notes trustee or the holders of 25% in principal amount then outstanding of the notes may declare the principal of all the notes to be due and payable immediately, but upon certain conditions that declaration may be annulled. The holders of a majority in principal amount then outstanding of the notes may waive defaults, except an uncured default in the payment of principal of or interest or any premium on the notes.

                  The Underlying Issuer is required to file annually with the notes trustee a certificate either stating the absence of any default or specifying any default that exists. The notes trustee is required, within 90 days after the occurrence of a default with respect to the notes, to give to the holders of the notes notice of all uncured defaults known to it. However, except in the case of default in the payment of principal and premium, if any, or interest on any of the notes, the notes trustee will be protected in withholding that notice if the notes trustee in good faith determines that the withholding of that notice is in the interest of the holders of the notes. The term
"default," for the purpose of this provision only, means the occurrence of any of the events of default specified above excluding any grace periods.

                  The notes trustee is entitled, subject to the duty of the
notes trustee during a default to act with the required standard of care, to be indemnified by the holders of the notes before proceeding to exercise any right or power under the notes issuance agreement at the request of those holders. The notes issuance agreement provides that the holders of a majority in principal amount of the notes may direct the time, method and place of conducting any proceeding for any remedy available to the notes trustee, or exercising any trust or power conferred on the notes trustee, provided that the notes trustee may decline to act if that direction is contrary to law or if the notes trustee determines in good faith that the proceeding so directed would be illegal or would involve it in personal liability.

Modification of the Notes Issuance Agreement

                  The notes trustee and the Underlying Issuer, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the debt securities (including the notes) at the time outstanding affected thereby, may execute supplements to the notes issuance agreement amending, changing or eliminating the provisions of the notes issuance agreement or of any supplement to the notes issuance agreement or modifying in any manner the rights of the holders of the debt securities. However, no supplement to the notes issuance agreement of that kind may:

                                      A-6

        o     extend the fixed maturity of any debt securities or the time of payment of interest, reduce the interest rate, the principal amount or any premium to be paid upon redemption or the amount of principal of an original issue discount security that would be payable upon acceleration of maturity, or impair or affect the right of any debt security holder to institute suit for payment or the right of repayment, if any, at the option of the holder of the debt securities, without the consent of the holder of each debt security so affected; or

        o     reduce the above percentage of debt securities, the holders of which are required to consent to any supplement to the notes issuance agreement of that kind, without the consent of the holders of all the affected debt securities then outstanding.

In some circumstances, the holders of a majority in aggregate principal amount of the notes may waive all defaults and rescind and annul a declaration that the notes have become due and payable and the consequences of a declaration of that kind.

                  The notes trustee and the Underlying Issuer, without the
consent of the holders of the debt securities, may execute an indenture or supplement to the notes issuance agreement to:

        o     evidence the succession of another corporation to the Underlying
              Issuer and its successor's assumption to the Underlying Issuer's agreements and obligations with respect to the debt securities and the notes issuance agreement;

        o     add to the Underlying Issuer's covenants further restrictions or conditions that the Underlying Issuer's board of directors and the notes trustee consider to be for the protection of holders of all or any series of the debt securities and to make the occurrence of a default in any of those additional covenants, restrictions or conditions a default or an event of default permitting enforcement of all or any of the several remedies provided in the notes issuance agreement with some permissible limitations;

        o     cure ambiguities or correct or supplement any provision contained in the notes issuance agreement or any supplement to the notes issuance agreement that may be defective or inconsistent with another provision;

        o     provide for the issuance of debt securities whether or not then outstanding under the notes issuance agreement in coupon form and to provide for exchangeability of the coupon form securities with debt securities issued under the notes issuance agreement in fully registered form;

        o     establish the form or terms and to provide for the issuance of any series of debt securities under the notes issuance agreement; and

        o     evidence and provide for the acceptance of appointment of a successor notes trustee and to change the notes issuance agreement as necessary to have more than one notes trustee under the notes issuance agreement.

Defeasance of Offered Debt Securities in Certain Circumstances

                  The notes issuance agreement provides that the Underlying
Issuer's board of directors may provide by resolution that the Underlying Issuer will be discharged from any and all obligations in respect of the notes upon the deposit with the notes trustee, in trust, of money

                                      A-7

and/or obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America, which through the payment of interest and principal those debt securities in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of and interest on the notes on the stated maturity of that payment in accordance with the terms of the notes issuance agreement and the notes. A discharge may only occur if the Underlying Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that the discharge will not be deemed, or result in, a taxable event with respect to holders of the notes.

GOVERNING LAW

         The notes and the notes issuance agreement will be governed by New York law.

                                      A-8

Prospectus

                              Trust Certificates
                             (Issuable in series)
                    Synthetic Fixed-Income Securities, Inc.
                                   Depositor

The depositor-

o    may establish trusts from time to time for the purpose of issuing certificates.

Each trust-

o    will issue asset-backed certificates in one or more offerings and in one or more series with one or more classes;

o    will own-

     o    a publicly tradable fixed income security or a pool of such securities;

     o    payments due on those securities; and

     o    other assets described in this prospectus and in the accompanying prospectus supplement.

Each certificate-

o    will be issued by a trust formed by the depositor and will represent interests only in that trust and will be paid only from the assets of that trust;

o    will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign or composite currencies; and

o    may include one or more classes of certificates and enhancement.

The Certificateholders-

o    will receive interest and principal payments from the assets deposited with the trust.

             -----------------------------------------------------
               Consider carefully the risk factors beginning on
                          page 5 in this prospectus.
             -----------------------------------------------------

The certificates are not insured or guaranteed by any government or governmental agency or instrumentality.

The certificates will represent interests in the trust only and will not represent interests in or obligations of the depositor or of the administrative agent of the trust or any of their affiliates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

                         ---------------------------

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. Wachovia Capital
Markets, LLC, is acting under the trade name Wachovia Securities.

                              Wachovia Securities

                               December 1, 2004

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                      ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

   o  the currency or currencies in which the principal, premium, if any, and any interest are distributable;

   o  the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations;

   o  information concerning the type, characteristics and specifications of the securities deposited with the trust (the "Underlying Securities")
      and any other Deposited Assets (as defined below) and any credit support for such series or class;

   o  the relative rights and priorities of each such class, including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets;

   o  the name of the trustee and the administrative agent, if any, for the series;

   o  the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation of the Pass-Through Rate;

   o  the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any);

   o  the date of issue;

   o  the Final Scheduled Distribution Date;

   o  the offering price; and

   o  any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

      If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                      WHERE YOU CAN FIND MORE INFORMATION

      Each trust is subject to the informational requirements of the Exchange
Act and we file on behalf of each trust reports and other information with the
SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). The Exchange Act reporting obligations of each trust are limited. Generally, each trust's filings will be limited to reports filed in connection with each distribution date, reporting on the distribution to certificateholders, and annual reports on Form 10-K. We do not intend to send any financial reports to certificateholders.

      We filed a registration statement relating to the certificates with the
SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference the Depositors
Registration Statement No. 333-111858 filed on January 12, 2004 and declared effective on March 24, 2004 and all documents that we have filed with the SEC as required by the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference at no cost, by writing us at One Wachovia
Center, 301 South College Street, DC-8 Charlotte, NC 28288, Attention:
Investment Grade Syndicate Desk or telephoning 704-383-7727.

                         REPORTS TO CERTIFICATEHOLDERS

      Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates--Global Securities" and
"Description of the Trust Agreement--Reports to Certificateholders; Notice."
These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the trust periodic reports as are required under the Exchange Act.

                        IMPORTANT CURRENCY INFORMATION

      References in this prospectus to "U.S. dollars," "U.S.$," "USD,"
"dollar" or "$" are to the lawful currency of the United States.

      Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a certificate denominated in a currency other than
U.S. dollars, Wachovia Capital Markets, LLC (herein referred to by its trade name "Wachovia Securities") will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay

for the certificate. Requests must be made on or before the fifth Business Day
(as defined below) preceding the date of delivery of the certificate or by a later date as determined by Wachovia Securities. Each exchange will be made by
Wachovia Securities on the terms and subject to the conditions, limitations and charges that Wachovia Securities may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                 RISK FACTORS

      Risk of the Certificates having limited liquidity. Prior to the issuance of any series of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

      Risk associated with certain adverse legal considerations applicable to the ownership of a series or class of Certificates or the assets sold or assigned to the applicable trust. A prospectus supplement may set forth legal considerations that are applicable to a specific series or class of certificates being offered in connection with that prospectus supplement, or the assets deposited in or sold or assigned to the related trust.

      Risk associated with the certificateholders having limited recourse against the Depositor or its affiliates. The certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates.
Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any person affiliated with the Depositor or the trust, or any other person. Any obligation of the
Depositor with respect to the certificates of any series will only be through limited representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.

      Risk associated with certificateholders' reliance for payment on the limited assets of the trust and any credit support. The trust for any series of certificates may include assets which are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets.
However, the certificates do not represent obligations of the Depositor, any administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on the trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. See "Description of Deposited Assets and Credit
Support."

      Risk of extended maturity or early redemption altering timing of distributions to certificateholders. The timing of any distribution with respect to any series or class of certificates is affected by a number of factors, including:

   o  the purchase price of your certificates;

   o  the performance of the related Deposited Assets;

   o  the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities, including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying
      Securities; and

   o  the manner and priority in which collections from the Underlying
      Securities and any other Deposited Assets are allocated to each class of such series.

      The performance of the Deposited Assets and the extent of redemptions, other unscheduled payments or extensions may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will describe the manner and priority of distributions to the classes within each series. The related prospectus supplement will also discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets. The timing of distributions could affect the yield realized from your investment in the certificates. If the certificates are paid prior to their expected maturity at a time when prevailing market interest rates are lower than the yield on your certificates, you may be adversely affected since you will likely be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates. See "Maturity and Yield Considerations."

      Risk of the Certificates having adverse tax consequences to certificateholders. The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the Deposited Assets. See the description under "Material
Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement. If the Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of the Underlying
Securities by the relevant issuing government.

      Risk of ratings of the Certificates being downgraded or withdrawn. At the time of issue, each class of certificates that is offered by this prospectus will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

      Risk of loss of rights associated with ownership of the Certificates in global form and not in definitive physical form. Each class of certificates will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the applicable trust agreement.
Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do

not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global
Securities" and "Limitations on Issuance of Bearer Certificates" and any
further description contained in the related prospectus supplement.

      Risk associated with Certificates which are not denominated in U.S.
Dollars. The certificates of any given series, or any class within such series, may be denominated in a currency other than U.S. dollars. Any prospectus supplement relating to certificates not denominated in U.S. dollars will contain information concerning historical exchange rates for the applicable currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency, including any material risk factors of which we are aware. See "Currency Risks."

      Risk associated with lack of control by certificateholders over ownership of Deposited Assets. The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Each trust will generally hold the related Deposited
Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the
Underlying Securities or take certain other actions in respect of the
Deposited Assets.

      In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series, and to each class within such series.

                                 THE DEPOSITOR

      The Depositor was incorporated in the State of Delaware on April 12,
2001, as a wholly-owned, limited-purpose subsidiary of Wachovia Corporation.
The business activities of the Depositor are limited by its Certificate of
Incorporation to the acquiring, owning, holding, selling transferring, assigning or otherwise dealing with or in certain debt or asset backed securities, including the Deposited Assets, issuing, offering and selling certificates or notes that represent interests in or are secured by such debt or asset backed securities, and generally any activities that are incidental to the foregoing. The principal office of the Depositor is located at One
Wachovia Center, 301 South College Street, DC-8 Charlotte, NC 28288,
Attention: Investment Grade Syndicate Desk.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of each series or class of certificates, whether or not offered by this prospectus, will be used by the
Depositor to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes. However, the Depositor will not receive any proceeds from the sale of the certificates in market-

making transactions by Wachovia Securities or any other affiliate of the
Depositor. See "Plan of Distribution" in this prospectus.

                            FORMATION OF THE TRUST

      A separate trust will be created for each series of trust certificates.
The Depositor will sell, or cause to be sold, the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust
Agreement--Sale or Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets by the terms of the trust agreement and will receive a fee for these services. The trustee's fees will be based on market rates charged by trustees involved in administering trusts similar to the trust created for the series of certificates. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified in the prospectus supplement and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the
Trust Agreement--Collection and Other Administrative Procedures" and
"--Retained Interest; Administrative Agent Compensation and Payment of
Expenses." The trustee or an administrative agent, if applicable, will either cause the sale of the Deposited Assets to be recorded by customary means or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

      Unless otherwise stated in the prospectus supplement, the Depositor's sale of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

   o  its contractual, administrative obligations, if any, under the trust agreement;

   o  its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in
      Respect of Delinquencies"; and

   o  its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

      The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the
Deposited Assets or from other sources available for such purposes. See
"Description of the Trust Agreement--Advances in Respect of Delinquencies."

      Unless otherwise provided in the related prospectus supplement, each trust will consist of:

   o  the Deposited Assets, or interests in the Deposited Assets, exclusive of any interest in such assets (the "Retained Interest") retained by the
      Depositor or any previous owner of the Deposited Assets, as from time to time are specified in the trust agreement;

   o  such assets as from time to time are identified as deposited in the related certificate account;

   o  property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received on the property;

   o  those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described under
      "Description of Deposited Assets and Credit Support--Credit Support";

   o  the rights of the Depositor relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

   o  the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust
      Agreement--Advances in Respect of Delinquencies."

      In addition, to the extent provided in the applicable prospectus supplement, the Depositor will obtain credit support for the benefit of the certificateholders of any related series or class of certificates.

                       MATURITY AND YIELD CONSIDERATIONS

      Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to:

   o  early redemption, either by the applicable obligor or by a third-party call option;

   o  repayment at the option of the holders of the Underlying Securities; or

   o  extension of maturity.

      The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

      The effective yield to holders of the certificates of any series and class may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the
Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call

option, the yield to maturity of the certificates may be affected by any optional or mandatory redemption or repayment or extension of the related
Underlying Securities prior to the stated maturity of the Underlying
Securities. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

      Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the
Outstanding Debt Securities (as defined below) by the holders of the
Outstanding Debt Securities. See "Description of the Deposited
Assets--Underlying Securities Indenture." If an issuer of Underlying
Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of
Underlying Securities to satisfy its obligations under the Underlying
Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

      The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the
Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the certificates is sensitive to the rate and timing of payments on the Deposited
Assets.

      The yield to maturity of any series or class of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series or class is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government or corporate debt securities, disproportionate principal payments on the related Underlying
Securities having interest rates higher or lower than the then applicable
Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

      A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security.

                        DESCRIPTION OF THE CERTIFICATES

      Each series of certificates will be issued pursuant to a trust agreement and a separate series supplement, which supplements such trust agreement, among the Depositor, the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued under the trust agreement and the nature of the
Deposited Assets, credit support and related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description of the trust agreement contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used in this prospectus with respect to any series, the term
"certificate" refers to all the certificates of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

      A copy of the applicable series supplement to the trust agreement relating to each series of certificates will be filed with the SEC following the issuance of such series. The filing will be made as an exhibit to a
Current Report on Form 8-K or, if one or more of the classes of such series are to be listed on a national securities exchange, on a Form 8-A For
Registration of Certain Classes of Securities. Once they are filed, these reports, including the series supplement as filed, will be available to you through the SEC, either in paper form or through the internet. The Depositor will establish each trust as a separate filer with the SEC and, upon doing so, all Exchange Act reporting for the trust, including the filing of the related series supplement, will be made under the trust's name, as that name is reflected in the SEC's filings system. See "Where You Can Find More
Information."

General

      There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes. Each series of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for that series, and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit
Support--Collections."

      Reference is made to the related prospectus supplement for a description of the following terms of the series and classes of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

   o  the title of such certificates;

   o  the series of such certificates and, if applicable, the number and designation of classes of such series;

   o  information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related trust by the
      Depositor; with respect to any Underlying Securities which at the time of such deposit represent 10% or more of the aggregate Underlying
      Securities held by the related trust ("Concentrated Underlying
      Securities"), information concerning the material terms of such
      Underlying Securities, the identity of the issuer of the Underlying
      Security and where publicly available information regarding such issuer may be obtained;

   o  the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of certificates;

   o  the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price of the certificates and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

   o  if applicable, the relative rights and priorities of each class, including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class;

   o  whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through
      Rate") for each such class including the applicable rate, if fixed (a
      "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation of the interest rate applicable to such series or each class within such series, if variable (a "Variable Pass-Through
      Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

   o  the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the trust in exchange for surrendering such certificateholder's certificate or of the Depositor or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the
      Investment Company Act of 1940 and all applicable rules, regulations and interpretations) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

   o  the option, if any, of any specified third party (which may include one or more of the Depositor or its respective affiliates) to purchase certificates held by a certificateholder

      and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

   o  the rating of each series or each class within such series offered by this prospectus;

   o  if other than denominations of $1,000 and any integral multiple of
      $1,000, the denominations in which such series or class within such series will be issuable;

   o  whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip
      Certificates"), and the applicable terms of such certificates;

   o  whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached to such bearer certificates; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

   o  whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than the Depository Trust Company, for such global security or securities;

   o  if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest on the certificate distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled to the interest on the Distribution
      Date;

   o  if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

   o  if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified
      Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of the Depositor or a certificateholder, and the currency or currencies in which any principal or interest will be paid;

   o  any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

   o  all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of
      certificateholders of such series and each class within such series required with respect to certain actions by the Depositor or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

   o  any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

      Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with the transfer. Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. The Depositor may at any time purchase certificates at any price in the open market or otherwise.
Certificates so purchased by the Depositor may, at the discretion of the
Depositor, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

      Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination
Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

      Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any
U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately
11:00

a.m., New York City time, on the second Business Day preceding the applicable
Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate
Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable prospectus supplement will specify such information with respect to bearer certificates.

      Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee;
provided, however, that any such amounts distributable on the final
Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above. Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the holder of the bearer certificate in the United States.

      Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related
Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 (or the equivalent of $10,000,000 in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date.
Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

      Except as otherwise specified in the applicable prospectus supplement,
"Business Day" with respect to any certificate means any day, other than a
Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of
New York or (b) if the Specified Currency for such certificate is other than
U.S. dollars, the financial center of the country issuing such Specified
Currency and (ii) if the Pass-Through Rate for such certificate is based on
LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified
Currency of such certificate are transacted in the London interbank market.
The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

      General. Each class of certificates (other than certain classes of Strip
Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Stated Amount, such distributions of interest will be in an amount (as to any Distribution
Date, "Stripped Interest") described in the related prospectus supplement. For purposes of this prospectus, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on
Strip Certificates with no or, in certain cases, a nominal Stated Amount will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates in this prospectus or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term
"Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

      Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate
("Fixed Rate Certificates") will bear interest, on the outstanding Stated
Amount (as defined below) (or Notional Amount, if applicable), from its
Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face of the certificate and in the applicable prospectus supplement until the principal amount of the certificate is distributed or made available for repayment (or in the case of Fixed Rate
Certificates with no or a nominal principal amount, until the Notional Amount of the Fixed Rate Certificate is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each
Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

      Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable
Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Stated Amount (or Notional Amount, if applicable), from its
Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face of the Floating Rate Certificate and in the applicable prospectus supplement
("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The
"Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the
"Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread
Multiplier on such series or any such class or classes of Floating Rate
Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified in the applicable prospectus supplement, will designate one of the following Base Rates as applicable to a Floating Rate Certificate, and will set forth additional information concerning the Base Rate:

   o  LIBOR (a "LIBOR Certificate");

   o  the Commercial Paper Rate (a "Commercial Paper Rate Certificate");

   o  the Treasury Rate (a "Treasury Rate Certificate");

   o  the Federal Funds Rate (a "Federal Funds Rate Certificate");

   o  the CD Rate (a "CD Rate Certificate"); or

   o  such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

      As specified in the applicable prospectus supplement, Floating Rate
Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any
Maximum Pass-Through Rate that may be applicable to any series or class of
Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by
United States law of general application.

      The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of
Floating Rate Certificates. All determinations of interest by the Calculation
Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

      The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the
Pass-Through Rate in effect for the ten days immediately prior, to the Final
Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution
Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

      Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following
Distribution Date.

      With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Stated Amount of such certificate (or, in the case of a Strip Certificate with no or a nominal Stated Amount, the Notional
Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360 in the case of
LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate
Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any
Interest Reset Date will be the applicable rate as reset on such date.

      Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a
Floating Rate Certificate will be rounded, if necessary, to the nearest
1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

      Interest on any series (or class within such series) of Floating Rate
Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

      Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the
Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

Principal of the Certificates

      Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a
"Stated Amount" which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to interest (in the manner and priority specified in such prospectus supplement) until the aggregate Stated
Amount of such class or classes has been reduced to zero. The outstanding
Stated Amount of a certificate will be reduced to the extent of distributions of principal on the certificate, and, if applicable by the terms of the related series, by the amount of any net losses realized on any Deposited
Asset ("Realized Losses") allocated to the certificate. Unless the related prospectus supplement provides otherwise, the initial aggregate Stated Amount of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Stated Amount of a series and each class of the series will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip
Certificates with no Stated Amount will not receive distributions of principal.

Foreign Currency Certificates

      If the specified currency of any certificate is not U.S. dollars (a
"Foreign Currency Certificate"), certain provisions with respect to the certificate will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Indexed Certificates

      From time to time, the trust may offer a series of certificates
("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to:

   o  the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the "Indexed Currency")
      specified in the terms of the certificates;

   o  the difference in the price of a specified commodity (the "Indexed
      Commodity") on specified dates;

   o  the difference in the level of a specified stock index (the "Stock
      Index"), which may be based on U.S. or foreign stocks, on specified dates; or

   o  such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed
Certificate, and historical and other information concerning the Indexed
Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

      Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such
Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the
Face Amount of such Indexed Certificate, the Indexed Principal Amount of such
Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Dual Currency Certificates

      Certificates may be issued as dual currency certificates ("Dual Currency
Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Optional Exchange

      If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such trust's continued satisfaction of the applicable requirements for exemption under Rule
3a-7 under the Investment Company

Act of 1940, and all applicable rules, regulations and interpretations. Such terms may relate to, but are not limited to, the following:

   o  a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series;

   o  a minimum Stated Amount or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

   o  a requirement that the Stated Amount or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;

   o  specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

   o  limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust; and

   o  adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable prospectus supplement, if applicable.

      Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such
Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an Optional
Exchange Date (i) such certificate with the form entitled "Option to Elect
Exchange" on the reverse of the certificate duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National
Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United
States setting forth the name of the holder of such registered certificate, the Stated Amount or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day.
Any tender of a certificate by the holder for exchange shall be irrevocable.
The exchange option may be exercised by the holder of a certificate for less than the entire Stated Amount of such certificate provided that the Stated
Amount or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus

supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Stated
Amount of the certificate shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

      Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

      Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the
Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets.
In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the related trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

Default and Remedies

      If there is a payment default on or acceleration of the Underlying
Securities, then: (i) the trustee will sell all of such Underlying Securities and a pro rata portion of the Deposited Assets and distribute the proceeds from the sale to the certificateholders in accordance with the Allocation
Ratio (any such sale may result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such
Underlying Securities), (ii) the trustee will distribute such Underlying
Securities and a pro rata portion of the Deposited Assets in kind to the certificateholders in accordance with the Allocation Ratio, or (iii) the
Depositor will provide to the certificateholders the financial and other information required by the SEC. The choice of remedies will be specified for a given series in the prospectus supplement, and the trustee, Depositor and certificateholders will have no discretion in this respect.

      The "Allocation Ratio" is the allocation between classes of a given series of the total expected cash flows from the Deposited Assets of that series. The applicable prospectus supplement for any series with more than one class will specify the Allocation Ratio for that

series. In addition to default or acceleration on Underlying Securities, the
Allocation Ratio relates to voting rights held by owners of Underlying
Securities because such rights will be allocated among the certificateholders of different classes of a given series in accordance with their economic interests. Further, the Allocation Ratio applies in the event of a sale or distribution of Underlying Securities once an issuer of Concentrated
Underlying Securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Deposited Assets--Principal Terms of
Underlying Securities."

Call Right

      The Depositor, or if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (the "Call on Certificates") or all or some of the Underlying Securities of a given series from the trust (the "Call on
Underlying Securities" and, together with the Call on Certificates, the "Call
Right"). If one or more specified persons holds a Call Right, the applicable prospectus supplement will designate such series as a "Callable Series."

      The terms upon which any such specified person or entity may exercise a
Call Right will be specified in the applicable prospectus supplement. Such terms may relate to, but are not limited to, the following:

   o  the initial holder of the Call Right;

   o  whether the Stated Amount or Notional Amount (as defined below) of each certificate being purchased pursuant to the Call Right must be an authorized denomination;

   o  the call date or dates; and

   o  the call price.

      After receiving notice of the exercise of a Call Right, the trustee will provide notice thereof as specified in the standard terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the Call
Price paid in connection with such exercise. In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the Underlying Securities, the certificates will be redeemed in whole, pro rata or in accordance with the Allocation Ratio, as applicable and as specified in the applicable prospectus supplement. A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

Put Right

      Certificates may be issued with Underlying Securities that permit the holder thereof to require the issuer of the Underlying Securities to repurchase or otherwise repay (in each case, a "Put Option") such Underlying
Securities ("Puttable Underlying Securities") on or after a specified date or during specific periods. If the holder of a Put Option has exercised that right

prior to the Final Scheduled Distribution Date, then the certificates of the related series will be redeemed as described in the applicable prospectus supplement. The Depositor will not issue a series of certificates with
Puttable Underlying Securities if it would either (i) cause the trust or
Depositor to fail to satisfy the applicable requirements for exemption under
Rule 3a-7 under the Investment Company Act of 1940 or (ii) affect the characterization of the trust as a "grantor trust" under the Code.

Global Securities

      Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for
provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates (each a
"definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such
Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      The Depository Trust Company has advised the Depositor as follows: The
Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates.
The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the
Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The
Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

      Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such Securities. Such limits and such laws may limit the market for beneficial interests in a global security.

      So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder of the global security under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

      Subject to the restrictions discussed under "Limitations on Issuance of
Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the Depositor, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      The Depositor expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such
Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect of the global security will be subject to the restrictions discussed below under
"Limitations on Issuance of Bearer Certificates".

      If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, the
Depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if the Depositor so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to the Depositor and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

   o  as registered certificates in denominations, unless otherwise specified by the Depositor or in the related prospectus supplement, of $1,000 and integral multiples of $1,000 if the certificates of such class are issuable as registered certificates;

   o  as bearer certificates in the denomination or denominations specified by the Depositor or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

   o  as either registered or bearer certificates, if the certificates of such class are issuable in either form.

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

      The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered by the applicable prospectus supplement to the extent not set forth or different from the description set forth above.

              DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

      Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (the
"Underlying Securities"), purchased by the Depositor (or an affiliate thereof)
and assigned to a trust as described in the applicable prospectus supplement.
The Underlying Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

   o  debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies;

   o  preferred securities of one or more trusts or other special purpose legal entities ("Trust Preferred Securities");

   o  equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates ("Equipment
      Trust Certificates");

   o  asset-backed securities of one or more trusts or other special purpose legal entities ("Asset-Backed Securities" and together with Corporate
      Securities, Trust Preferred Securities and Equipment Trust Certificates,
      the "Private Sector Securities");

   o  an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

   o  an obligation of one or more U.S. government sponsored entities ("GSEs")
      described below for the payment of which the full faith and credit of the United States of America is not pledged;

   o  Government Trust Certificates ("GTCs" and together with Treasury
      Securities and GSEs, "Domestic Government Securities") described below;
      or

   o  obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof ("Foreign
      Government Securities" and together with Domestic Government Securities,
      "Government Securities").

      The Depositor or one of its affiliates will purchase the Underlying
Securities in the secondary market, except that the Depositor or one of its affiliates may

   o  purchase securities directly from GSEs that (1) have outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 at the time of the offering of the certificates hereunder and (2) make information publicly available comparable to that required of Exchange Act reporting entities; and

   o  purchase Treasury Securities directly from the issuer thereof.

      An Underlying Security that was originally issued in a private placement will be considered "publicly issued" for purposes of this prospectus and the related supplement if the Depositor and the related trust could sell the
Underlying Security pursuant to Rule 144(k) under the Securities Act. Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.

      With respect to any Private Sector Securities constituting Concentrated
Underlying Securities, the applicable prospectus supplement will include audited financial statements of the related issuer (or, in the case of Trust
Preferred Securities or Equipment Trust Certificates, of the issuer of the obligation held by, or supporting the issuance by, the trust or other special purpose legal entity issuing the Trust Preferred Securities or Equipment Trust
Certificates), unless:

      (a)  the issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for a primary offering of
           non-convertible investment grade securities;

      (b)  the securities are guaranteed by a direct or indirect parent company of the issuer and either:

           (1)  each of the parent company and the issuer meet one of the eligibility criteria set forth in (a) above; or

           (2)  the parent company meets one of the eligibility criteria set forth in (a) above and all applicable requirements of Rule
                3-10 of Regulation S-X under the Securities Act and the issuer is eligible to use Form S-3 or F-3 in reliance solely upon
                General Instruction I.C.3. of Form S-3 or General Instruction
                I.A.5(iii) of Form F-3;

      (c)  the securities are guaranteed by a subsidiary of the issuer and the issuer meets one of the eligibility criteria set forth in (a)
           above, the guarantor is a wholly owned subsidiary of such issuer and taken together the guarantor and such issuer meet the
           applicable requirements of Rule 3-10 of Regulation S-X under the
           Securities Act; or

      (d)  the securities are asset-backed securities and the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and at the time of issuance, the issuer is subject to the informational requirements of the Exchange Act and in accordance with those requirements, files periodic reports and other information with the SEC;

in which case the applicable prospectus supplement will refer only to the periodic reports filed by the related issuer, or guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificateholder of the trust containing the Underlying Securities.

      The applicable prospectus supplement will also describe the material terms of any Concentrated Underlying Securities, whether they are Private
Section Securities or Government Securities. For a pool of Underlying
Securities that are not Concentrated Underlying Securities, the applicable prospectus supplement will disclose general provisions relating to the material terms of the Underlying Securities and statistical information relating to the economic terms of the Underlying Securities. See "--Principal
Economic Terms of the Underlying Securities" below.

      The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the
Depositor is permitted to deposit in a trust. It is not a complete description of any prospectus relating to any Underlying Security or any Underlying
Securities Indenture. Please refer to the related prospectus supplement for information about the specific Underlying Securities for your series of certificates. All information contained in a prospectus supplement with respect to any Underlying Security will be derived solely from descriptions contained in a publicly available prospectus or other offering document for that Underlying Security, any publicly available filings with respect to the underlying security or underlying security issuer or guarantor, or other publicly available information. Investors should note that the issuers of the
Underlying Securities are not participating in any offering of certificates and that the Depositor and Wachovia Securities will

not be able to perform, and will not perform, the analysis and review of such issuers that an underwriter of the Underlying Securities would perform.

      No series of certificates, including any series for which the Underlying
Securities include Government Securities, will be insured or guaranteed by any government or governmental agency or instrumentality.

Underlying Securities

Private Sector Securities

      Private Sector Securities will be either:

   o  Corporate Securities;

   o  Trust Preferred Securities;

   o  Equipment Trust Certificates; or

   o  Asset-Backed Securities.

      Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.

      Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

      Indentures. With respect to senior or subordinated debt obligations, the applicable prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying
Securities Indenture") between the issuer of the Underlying Securities and a trustee (the "Underlying Securities Trustee"). If so specified in the applicable prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the
Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying
Securities Indenture will contain certain provisions required by the Trust
Indenture Act.

      Certain Covenants. If specified in the applicable prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture.
Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

   o  consolidate, merge, or transfer or lease assets;

   o  incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

   o  incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

   o  declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

      An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

      The Underlying Securities Indenture related to one or more Underlying
Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein.
To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either.
There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

      The prospectus supplement for any series of certificates will describe material covenants in relation to any Concentrated Underlying Securities
(including Foreign Government Securities) and, as applicable, will describe material covenants that apply to all of the securities in any pool of
Underlying Securities.

      Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

   o  failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

   o  failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

   o  failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; or

   o  certain events of bankruptcy, insolvency or reorganization of the issuer.

      Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, must, take such action as it may deem appropriate to protect and enforce the rights of the security holders.
Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

      Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying
Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common
Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of
Default occurs and the indenture trustee as a holder of the Underlying
Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any
Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

      Subordination. As specified in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated
Underlying Securities") in right to payment to other existing or future indebtedness of the issuer of the Underlying Securities. With respect to
Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated
Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any)
or any interest on such securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if

holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior
Underlying Securities and Subordinated Underlying Securities, if any, in a
trust comprised of a pool of securities.

      Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying
Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise specified in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal
(and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

      The Underlying Securities Indenture with respect to any Secured
Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are
Secured Underlying Securities, will describe the security provisions of the
Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured
Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

      Trust Preferred Securities. As specified in the applicable prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust
Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred
Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets.
Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the

subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

      The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts'
affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

      In view of the relationship of the trusts that issue Trust Preferred
Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case will not file reports under the
Exchange Act so long as their parent companies file reports under the Exchange
Act.

      Equipment Trust Certificates. As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates.
Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an "ETC Issuer"). Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment. Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

      The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the "ETC Credit Entity." In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

      Asset-Backed Securities. As specified in the applicable prospectus supplement, a trust may include one or more Asset-Backed Securities.
Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity.
Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory)
loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed
Agreements").

      The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes)

certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the
Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer
(for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed
Security holders become unsecured creditors of the transferor of the assets.

Government Securities

      Government Securities will be either:

   o  GSE Securities;

   o  GTCs;

   o  Treasury Securities; or

   o  Foreign Government Securities.

      No series of certificates, including any series for which the Underlying
Securities include Government Securities, will be insured or guaranteed by the
United States or any other government or by any U.S. sponsored entity or any other domestic or foreign governmental agency or instrumentality.

      GSE Securities. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage
Corporation, Student Loan Marketing Association, Resolution Funding
Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks),
Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will specify information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the
Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying
Securities will be specified in the applicable prospectus supplement.

      In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the applicable prospectus supplement, the Underlying
Securities with respect to any GSE issuer will not be guaranteed by the United
States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

      Contractual and Statutory Restrictions. A GSE issuer and the related
Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the applicable prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly
Available Information" in the applicable prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the
GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

      Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner.
Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

      Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

   o  failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

   o  failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

   o  failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

      GTCs. As specified in the applicable prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the
United States of America, acting through the Defense Security Assistance
Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

      Treasury Securities. Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

      Foreign Government Securities. As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

Principal Economic Terms Of Underlying Securities

      Reference is made to the applicable prospectus supplement for each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:

      (i)    the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof;

      (ii)   whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities;

      (iii)  whether any of the obligations are secured or unsecured and the nature of any collateral;

      (iv)   the limit, if any, upon the aggregate principal amount of such debt securities;

      (v)    the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable;

      (vi)   the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any (the
             "Underlying Securities Rate"); the date or dates from which such interest will accrue (the "Underlying Securities Interest Accrual
             Periods"); and the dates on which such interest will be payable
             (the "Underlying Securities Payment Dates");

      (vii)  the obligation, if any, of the issuer of the Underlying
             Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

      (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt
             securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

      (ix)   the periods within which or the dates on which, the prices at which and the terms and conditions upon which the holder of the underlying securities may require the issuer of the puttable underlying securities to repurchase or otherwise repay such puttable underlying securities;

      (x)    whether the Underlying Securities were issued at a price lower than the principal amount thereof;

      (xi)   if other than U.S. dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such
             Underlying Securities will be made (the "Underlying Securities
             Currency"), and the circumstances, if any, when such currency of payment may be changed;

      (xii)  material events of default or restrictive covenants provided for with respect to such Underlying Securities;

      (xiii) the rating thereof, if any; and

      (xiv) any other material terms of such Underlying Securities.

      With respect to a trust containing a pool of Underlying Securities, the applicable prospectus supplement will describe the composition of the
Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

      In addition to the foregoing, with respect to each Concentrated
Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying
Security and will disclose where and how prospective purchasers of the certificates may obtain publicly available information about the obligor.
Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange
Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the applicable prospectus supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be

specified in the applicable prospectus supplement. In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S.
government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities.

      If an issuer or, as applicable, guarantor of Concentrated Underlying
Securities ceases to file periodic reports under the Exchange Act, or, in the case of a GSE issuer, ceases to make available comparable reports, the
Depositor, on behalf of the related trust, will continue to be subject to the reporting requirements of the Exchange Act. In the event that an issuer or, as applicable, guarantor of a Concentrated Underlying Security (or the issuers or, as applicable, guarantors of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the
Underlying Securities) underlying a series of certificates ceases to file periodic reports required under the Exchange Act, or, in the case of a GSE issuer, ceases to make available comparable reports, the Depositor shall within a reasonable period of time either (i) file periodic reports containing the information that such issuer(s) or, as applicable, guarantor(s) would otherwise file or, in the case of any GSE issuer(s), make publicly available the information the such GSE issuer(s) would otherwise make publicly available or (ii) instruct the trustee to either (a) distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders or (b) sell within a reasonable period of time the
Underlying Securities and distribute the proceeds to the certificateholders, pursuant to the procedures set forth in the related prospectus supplement applicable to defaults on the Underlying Securities. For the purpose of this subsection, with respect to Equipment Trust Certificates, the applicable obligor and issuer refer, as applicable, to the ETC Credit Entity, and
Underlying Securities and Concentrated Underlying Securities refer, as applicable, to the obligations of the ETC Credit Entity.

Other Deposited Assets

      In addition to the Underlying Securities, the Depositor may also deposit into a trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the related trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

      Unless otherwise specified in the applicable prospectus supplement, the
Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or

deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

      As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below. The applicable prospectus supplement will specify whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each element, including audited financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act. For any obligor providing credit support for 10% or more but less than 20% of the aggregate principal amount of any class or classes of certificates, summary financial information on such obligor will be provided in the applicable prospectus supplement.

      Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the applicable prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve
Accounts" and in the applicable prospectus supplement.

      If so specified in the applicable prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

      Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay, unless otherwise specified in the applicable prospectus supplement in a timely manner the fees or premiums therefor. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will specify the manner, priority and source of funds by which any such draws are to be repaid.

      Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

      Reserve Accounts. If so specified in the applicable prospectus supplement, the trustee or such other person named in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent specified in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, or such other person named in the applicable prospectus supplement.

Collections

      The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated certificate account maintained or controlled by the trustee for the benefit of such series. An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee)
and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also specify the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

      The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

      The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Sale Or Assignment Of Deposited Assets

      At the time of issuance of any series of certificates, the Depositor will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be sold or assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained
Interest. The trustee will, concurrently with such sale or assignment, deliver the certificates to the Depositor in exchange for certain assets to be deposited in the trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any
Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms of the Underlying Security, the Retained Interest, if any, with respect the
Underlying Security, the maturity or terms of the Underlying Security, the rating, if any, of the Underlying Security and certain other information.

      In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

      Each of the Depositor and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of the Depositor or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, the Depositor or any such administrative agent, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

      General. With respect to any series of certificates the trustee or such other person specified in the applicable prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

      Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent").
However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect to the Deposited Assets all as and to the extent provided in the applicable sub-administration agreement.

      The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued by the terms of the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the applicable trust agreement will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

      The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, by the terms of the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest; Administrative Agent
Compensation and Payment of Expenses."

      The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

      Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate
Account for the related trust, subject to withdrawal as described above.

      Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset. However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of

any liquidation of the defaulted Deposited Asset are less than the sum of (i)
the outstanding principal balance of the defaulted Deposited Asset, (ii)
interest accrued but unpaid on the Deposited Assets at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

      The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if
so, the owner of the Retained Interest. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited Asset represents a specified interest in the Deposited Asset.
Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any)
and interest distributions to certificateholders on a pari passu basis.

      The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment of the compensation of administrative agent and trustee, with respect to a given series of certificates.

      If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Advances in Respect of Delinquencies

      Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution

for such Distribution Date. The amount of funds advanced will equal the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the
Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled to Advances, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, the "Related Proceeds");
provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a
"Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds.
If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future
Distribution Date to the extent that funds in the certificate account on the
Distribution Date are less than payments required to be made to certificateholders on such date. If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond.
If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

      An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, the Depositor, an affiliate of either or any third party and may have other normal business relationships with the trustee, the Depositor, their affiliates.

      The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

      The trust agreement will further provide that neither an administrative agent, the Depositor nor any director, officer, employee, or agent of the administrative agent or the Depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith under the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, the
Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement, an administrative agent, the
Depositor and any director, officer, employee or agent of the administrative agent or the Depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. In addition, the trust agreement will provide that neither an administrative agent nor the
Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or the Depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties to the trust agreement and the interests of the certificateholders under the trust agreement. The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting from such action will be allocated.

      Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent
Termination Event

      Unless otherwise provided in the related prospectus supplement,
"Administrative Agent Termination Events" under the trust agreement with respect to any given series of certificates will consist of the following:

   o  any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

   o  any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

   o  specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required
Percentage (as defined below) applicable to each matter is calculated.
"Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Stated Amount or Notional Amount, as applicable)
of certificates of a designated class or group of classes within such series
(either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement (Article I).

      Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the
Depositor or the trustee may, and at the direction of holders of such certificates evidencing not less than the Required Percentage of the Voting
Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained
Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent
Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the Required Percentage of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least
$15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited
Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

      No certificateholder will have the right under the trust agreement to institute any proceeding with respect to the trust agreement unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the Required Percentage of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee under the trust agreement and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute

any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

Modification And Waiver

      Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the
Depositor and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

   o  to cure any ambiguity;

   o  to correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or in the prospectus supplement;

   o  to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

   o  to add to the covenants, restrictions or obligations of the Depositor, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

   o  to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating of the certificates;
      or

   o  to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by the Depositor, and the trustee, with the consent of the holders of certificates evidencing not less than the
Required Percentage of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating

agency, the Required Percentage specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

      Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or defer the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

      Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the Required Percentage of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the Depositor, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected by the modification or amendment.

Reports To Certificateholders; Notices

      Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to the Depositor and to such other parties as may be specified in the trust agreement, a statement setting forth:

   o  the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

   o  in the case of certificates with a variable Pass-Through Rate, the
      Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in this prospectus and in the related prospectus supplement;

   o  the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

   o  if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution
      Date;

   o  the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate on the Deposited Assets at the close of business on such Distribution
      Date;

   o  the aggregate Stated Amount or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered by this prospectus) at the close of business on such
      Distribution Date, separately identifying any reduction in such aggregate Stated Amount or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

   o  as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included in the series (or class within such series) as of the close of business on such Distribution Date.

      In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent U.S. dollar amount in any other Specified Currency) per minimum denomination of certificates or for such other specified portion of the certificates. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion of the calendar year during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, under any requirements of the Code as are from time to time in effect.

      Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Evidence As To Compliance

      If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust

agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

      The trust agreement may also provide for delivery to the Depositor, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

      Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

      Each trust will have limited reporting obligations as a filer under the
Exchange Act. The reporting required for a trust will be limited to filing a copy of the applicable series supplement to the trust agreement as described under "Description of the Certificates" in this prospectus, filing an annual report on Form 10-K and filing current reports on Form 8-K. A current report on Form 8-K will be filed relating to each distribution on the Certificates and will contain a report on the distribution. Current reports on Form 8-K will also be filed, if necessary, to report specific events which if they occur would be out of the ordinary course for the trust, such as any significant dispositions of trust assets, any material legal proceedings involving the trust, any material modifications to the Trust Agreement, any submissions of matters to a vote of certificateholders and any bankruptcy or receivership involving the trust or the depositor. Each Form 10-K will contain any material information that has occurred relating to specific items such as any material legal proceedings involving the trust, any submissions of matters to a vote of certificateholders, information on the number of certificateholders and any concentrations of ownership of the related series of certificates that are known to the depositor and are required to be reported on under the applicable SEC regulations.

Replacement Certificates

      Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and
State of New York (in the case of registered certificates) or at the principal
London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection with the replacement of the certificate and the furnishing of such evidence and indemnity as such trustee may require.
Mutilated certificates must be surrendered before new certificates will be issued.

Termination

      The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them under the trust agreement following the earlier of (i) the final payment or other liquidation of the last

Deposited Asset subject to the trust agreement or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement.

      Any purchase of Deposited Assets and property acquired in respect of
Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as described in the applicable prospectus supplement (such price, a "Purchase Price").

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the
Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent. If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

The Trustee

      The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, the
Depositor, any administrative agent and their respective affiliates.

                LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

      In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending
40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person
(as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

      Bearer certificates will bear a legend to the following effect: "Any
United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in
Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United
States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

      As used in this prospectus, "United States" means the United States of
America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

      Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System
("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream
Banking") for credit to the accounts designated by or on behalf of the purchasers of such certificates. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a
"Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S.
Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a
U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream Banking with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S.
Beneficial Ownership.

                                CURRENCY RISKS

Exchange Rates and Exchange Controls

      An investment in a certificate having a Specified Currency other than
U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future.
Fluctuations in any particular

exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: euro, U.K. pound sterling,
Australian dollars, Canadian dollars, Danish kroner, Japanese yen, New Zealand dollars and U.S. dollars. However, certificates distributable with Specified
Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable prospectus supplement.

      As set forth in the applicable prospectus supplement, certain of the
Underlying Securities may be denominated in a currency other than the
Specified Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the
Underlying Securities Currency. An investment in certificates supported by
Underlying Securities denominated in a currency other than the Specified
Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the
possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities
Currency.

      PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL
ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED
IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN
APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO
FOREIGN CURRENCY TRANSACTIONS.

      The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

      Any prospectus supplement relating to certificates having a Specified
Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

      Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

Foreign Currency Judgments

      Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New
York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the material federal income tax consequences of owning and disposing of the certificates. It is based on the
Internal Revenue Code of 1986, as amended (the "Code"), the Treasury
Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the
Internal Revenue Service (the "Service") and interpretations thereof. All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

      This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth herein. Except as specifically provided, this discussion does not purport to address the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws
(such as life insurance companies, retirement plans, regulated investment companies, persons who hold their certificates as part of a "straddle," a
"hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar,

investors in pass-through entities and tax-exempt organizations). This discussion assumes that the Underlying Securities are U.S. dollar-denominated debt instruments for United States federal income tax purposes. Underlying
Securities that are debt instruments but not denominated in U.S. dollars are considered under "Special Considerations for Underlying Securities Denominated
in a Foreign Currency." Underlying Securities that are not debt instruments will be discussed in the Supplement or an attachment thereto.

      U.S. Certificateholder. For purposes of this discussion, a "U.S.
Certificateholder" means a certificateholder that is (i) a citizen or resident of the United States, (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of
Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Regulations.
A "Non-U.S. Certificateholder" means a person that is neither a U.S.
Certificateholder nor a certificateholder subject to rules applicable to former citizens and residents of the United States.

      PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH
REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF
THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX
CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN
JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Status of the Trust

      Classification as Trust. In the opinion of Sidley Austin Brown & Wood
LLP, the Trust will not be classified as a corporation or as a publicly traded partnership taxable as a corporation for federal income tax purposes and, therefore, will not be subject to federal income tax. Although the matter is not entirely free from doubt, the parties will treat the Trust as a "grantor trust" for federal income tax purposes. The certificateholders, therefore, will be deemed to own directly their proportionate shares of the Underlying
Securities allocable to their classes of certificates and will generally be required to report on their federal income tax returns their proportionate shares of the Trust's income and deductions in accordance with their own methods of accounting. No assurance can be given that the Service will agree with the foregoing classification of the Trust or that if challenged this classification will prevail.

      Classification as Partnership. If the Trust is classified as a tax partnership, the Trust will not be subject to federal income tax, but each item of income, gain, loss, deduction and credit generated by the Underlying
Securities will be allocated among the certificateholders as partners in accordance with their respective interests. The amount of income reportable by the certificateholders as partners could differ from the amount of income reportable by the certificateholders as grantors of a trust. A cash basis certificateholder treated as a partner, for example, might be required to report income when the Trust accrues the income rather than when the certificateholder receives it and, consequently, might be taxed on more income than received

on the certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders are urged to consult with their tax advisors regarding the foregoing.

      Because the Trustee will treat the Trust as a grantor trust for federal income tax purposes, it will not comply with the tax reporting requirements applicable to partnerships. The remaining discussion assumes that the Trust is, and the certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders

      In General. A certificateholder will allocate the purchase price for a certificate among the different Underlying Securities represented by the certificate in proportion to the relative fair market values of the different
Underlying Securities on the purchase date. The amount allocated to any particular Underlying Security will represent the initial adjusted basis of the certificateholder's interest in that Underlying Security. Thereafter, a certificateholder should calculate separately the items of income, gain, loss, deduction and credit with respect to those different interests.

      Certificates Subject to Call. In some cases, the acquisition of a certificate will represent both the purchase of interests in the Underlying
Securities and the grant of an option to call the certificate. In that case, the purchase price allocable to the interests in the Underlying Securities should equal the fair market value of such interests and any difference between the fair market value of the interests and the purchase price of the certificate should represent an option premium deemed paid to the certificateholder for writing the option. If the amount of the purchase price allocated to Underlying Securities either exceeds or falls short of the adjusted issue price (as more fully described below, but ordinarily, the principal amount) of the Underlying Securities, then the certificateholder's interests in the Underlying Securities will have been acquired by the certificateholder either at a premium or a discount. See the discussions below under the captions "Market Discount" and "Premium."

      Because of the difficulties of allocating the purchase price of a certificate between a deemed option premium and the Underlying Securities, and the related tax reporting, the Trust generally intends for reporting purposes to treat the deemed option premium as insignificant and allocate any certificate purchase price entirely to the Underlying Securities. No assurance can be given that the Service will agree with this position and if the Service allocates less of the purchase price to the Underlying Securities and more to the deemed option premium, then the certificateholder may have more discount to take into income or less premium available to use as an offset against interest income. In addition, although the matter is not entirely free from doubt, such a re-allocation by the Service may allow (but not require) a certificateholder to integrate the option and the Underlying Securities, treating them as a single "synthetic" debt instrument under Section 1.1275-6 of the Regulations.

      The Trust will generally not identify the interests in the Underlying
Securities and any option as part of an integrated transaction. The remaining discussion assumes that these positions will not be integrated and that the
Trust's allocation of the purchase price of a

certificate will be respected. Certificateholders are urged to consult with their tax advisors regarding the foregoing.

      Different Income Tax Treatment of Different Classes. The certificates may be issued in different classes and may represent (i) an interest in the
Underlying Securities in full, (ii) an interest in a specified portion of one or more principal payments or interest payments on the Underlying Securities
("Strip Certificates") or (iii) an interest in a specified portion of the principal amount of the Underlying Securities and a specified portion of the interest payable on the Underlying Securities ("Fixed Rate and Floating Rate
Certificates"). These differences affect the income tax treatment of the different classes.

Interests in the Underlying Securities in Full

      For income tax purposes these certificates are equivalent to holding the
Underlying Securities and the following considerations apply to their tax treatment.

      Original Issue Discount. Certain of the Underlying Securities may have been issued with original issue discount ("OID") for federal income tax purposes. In general, the OID on an Underlying Security will equal the difference between the issue price of the Underlying Security and its stated
redemption price at maturity ("SRPM"), which is ordinarily the difference between the initial price of the Underlying Security to the public and the stated principal amount of the Underlying Security. OID is deemed to accrue over the term of the Underlying Security under a constant yield method that takes into account the semi-annual (or more frequent) compounding of interest.

      Unless a certificateholder acquires its interest in an Underlying
Security at a premium (as explained below), if the amount of OID on an
Underlying Security exceeds a certain "de minimis" amount, then regardless of its accounting method, a certificateholder will be required to include in gross income OID as it accrues on the Underlying Security during the period that the certificateholder has an interest in the Underlying Security.

      Contingent Payment Securities. Certain of the Underlying Securities may
have been issued with contingent interest and, as a result, would be subject to the contingent payment rules under the OID provisions of the Code. The interest on these securities must generally be taken into account whether or not the amount of any payment is fixed or determinable in the taxable year, according to how interest would accrue under a comparable noncontingent OID instrument.

      Market Discount. To the extent the purchase price of a certificate allocated to an Underlying Security is less than the Underlying Security's adjusted issue price (that is, the initial price of the Underlying Security to the public increased for accrued OID), the certificateholder may acquire its interest in the Underlying Security with "market discount" as defined under
Section 1276 of the Code. If the amount of market discount exceeds a certain
"de minimis" amount, then the certificateholder will have to recognize as ordinary income its share of any gain realized on the disposition of either the Underlying Security or the Certificate, to the extent such market discount has accrued. In addition, the certificateholder will have to recognize as ordinary income its share of any partial principal payment on the Underlying
Security to the extent market discount has accrued. Alternatively, the certificateholder may elect to recognize

and include market discount in income currently. (Because such an election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser). In either case, the basis of the certificateholder's interest in the Underlying Security will increase by the amount of market discount recognized. If the market discount rules apply to one or more Underlying Securities represented by a certificate but a certificateholder does not elect to currently accrue and include market discount in income currently, then the certificateholder may have to defer claiming a deduction for part or all of any interest expense incurred or continued to purchase or carry the certificate.

      Premium. Depending on how the purchase price of a certificate is allocated among the certificateholder's interests in the Underlying
Securities, the certificateholder's interests in one or more Underlying
Securities may be purchased with either an acquisition premium or a bond premium. A certificateholder's interests in an Underlying Security is purchased with acquisition premium if the purchase price allocated to the
Underlying Security exceeds the adjusted issue price of the Underlying
Security but not its stated redemption price at maturity, Acquisition premium reduces (but does not eliminate) the amount of OID that the certificateholder would otherwise have to include in income. The affect of acquiring an interest in an Underlying Security with bond premium is discussed below under the caption "Fixed Rate and Floating Rate Certificates--Bond Premium."

      Election to Treat All Interest as Original Issue Discount. A
certificateholder may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an Underlying Security using a constant yield method. Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser.

Strip Certificates

      The federal income tax consequences of acquiring, holding, and disposing of Strip Certificates will be discussed in the applicable Supplement or an attachment thereto.

Fixed Rate and Floating Rate Certificates

      Original Issue Discount. Proper federal income tax treatment of these certificates is unclear. In effect, a portion of the principal and a portion of the interest have been "stripped" off the Underlying Securities. Under the tax rules applicable to stripped debt obligations, on the date a certificate is purchased, each of the Underlying Securities represented by the certificate is treated as newly issued (possibly with original issue discount) for purposes of reporting a certificateholder's income. Notwithstanding these rules, however, the investment of the certificateholder more closely resembles an investment in an ordinary, non-OID bond than an investment in a discount instrument.

      Assuming the certificates are purchased at par (generally, the face amount of the Underlying Securities) and subject to the discussion in the paragraph below, the Trust intends to take the position that the Fixed Rate and Floating Rate Certificates do not represent interests in securities having original issue discount. Based upon the foregoing, it is reasonable for each

Fixed Rate and Floating Rate certificateholder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned with respect to the Underlying Securities.
If, however, the Service successfully challenges this position, the Fixed Rate and Floating Rate Certificates would represent interests in securities having original issue discount. In that case, Fixed Rate and Floating Rate certificateholders would have to include in gross income such OID as accrued over the term of the Underlying Securities under a constant yield method. In addition, Fixed Rate and Floating Rate certificateholders who acquire their certificates after the original issuance (that is, on re-sale) may acquire their interests in the Underlying Securities either with additional discount or at a premium. These purchasers should consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of Fixed Rate and
Floating Rate Certificates under these circumstances.

      Bond Premium. Depending on how the purchase price of a certificate is allocated among the Underlying Securities, a certificateholder may acquire its interest in one or more Underlying Securities at a bond premium. This will occur to the extent that the purchase price allocated to the certificateholder's portion of the Underlying Security exceeds the stated
redemption price at maturity of the certificateholder's portion of the
Underlying Security. If the certificateholder makes (or has made) an election under Section 171 of the Code, then the premium will be amortizable over the term of the Underlying Security under a constant yield method. The amount of premium amortized in each taxable year offsets the interest income on the
Underlying Security but also reduces the certificateholder's basis in the
Underlying Security. Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax advisor.

Special Considerations for Underlying Securities That Include Trust Preferred

      The Underlying Securities may include Trust Preferred Securities.
Ordinarily, an issuer of Trust Preferred Securities may defer the interest payments on the subordinated debentures that underlie the Trust Preferred
Securities, thereby deferring the interest payments on the Trust Preferred
Securities as well. The materials used to offer Trust Preferred Securities may express the view that the Trust Preferred Securities were not issued with original issue discount. Presumably, this is based on the belief that the likelihood of the issuer exercising its right to defer interest on the subordinated debentures was remote. In these cases, the Trust also intends to treat these assets as having been issued without OID.

      If the Service successfully challenges this treatment (or the assertion that the exercise of the deferral right was remote), then a certificateholder will have to include any OID in income as it accrues over the term of the
Trust Preferred Securities regardless of whether the certificateholder received the cash attributable to that income and regardless of the certificateholder's regular accounting method. Similarly, if the issuer of the
Trust Preferred Securities exercises its right to defer interest payments on the subordinated debentures, then beginning with the first deferral period, the certificateholders will have to accrue the interest payable on the Trust
Preferred Securities as OID.

Deductibility of Trust's Fees and Expenses

      Fees and Expenses. Under Section 162 or 212 of the Code, each certificateholder will be entitled to deduct its pro rata share of expenses incurred by the Trust. In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals)
these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i)
3% of the excess of the individual's adjusted gross income over the Applicable
Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The 3% and 80% limits are scheduled to be reduced starting in 2006 and return to current levels in 2010.

      Foreign Tax Credits. Foreign income taxes (if any) withheld from payments to the Trust will be includible in the income of certificateholders and will likewise be deductible to certificateholders, or, alternatively, certificateholders may, subject to various limitations, be eligible to claim a
U.S. foreign tax credit.

Sale or Exchange by Certificateholders

      Sale or Exchange of a Certificate. A certificateholder who sells a certificate prior to its maturity will be treated as having sold a pro rata portion of the Underlying Securities represented by the certificate. The certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for each type of Underlying Security (determined based on the relative fair market values of the Underlying Securities on the date of sale) and the certificateholder's adjusted basis in each Underlying
Security. A certificateholder's adjusted basis in an Underlying Security will equal the amount of the Certificate purchase price initially allocated to the
Underlying Security, increased by any original issue discount accrued by the certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity
(generally, principal payments) received with respect to that security. Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

      Certificates Subject to Call. As noted above, in some cases the acquisition of a certificate will represent both the purchase of an interest in the Underlying Securities and the grant of an option to call the certificate. Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the
Code. Consequently, any capital gain or loss realized on the sale, exchange or redemption of the certificate will be short-term capital gain or loss regardless of how long the certificate is held.

      Sale of the Underlying Securities. If the Trust sells the Underlying
Securities (or the Underlying Securities are redeemed or retired by the
Issuer) each certificateholder will be treated as having sold its pro rata interest in the Underlying Security and gain or loss (if any) will be recognized by the certificateholder. Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

      In Kind Redemption of Certificates. If the Underlying Securities are
distributed in exchange for certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the Underlying Securities, then that distribution will not be treated as a taxable event. A certificateholder will, however, have gain or loss if following an in-kind redemption, the certificateholder has a greater or lesser interest in the principal or interest payments on the Underlying Securities than it held immediately before the exchange.

      Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the
Underlying Securities, or a substitution of other assets for the Securities following a default on the Underlying Securities, would be a taxable event to certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the Underlying Securities.

Special Considerations for Underlying Securities Denominated in a Foreign
Currency

      The following U.S. federal income tax considerations apply to certificates ("Foreign Currency Certificates") that represent interests in
Underlying Securities that are debt instruments denominated in currency other than the U.S. dollar ("Underlying Foreign Securities"). Different rules apply to interest that may be taken into income upon receipt (such as interest received from a non-OID debt by a cash method U.S. Certificateholder) and interest that must be taken into income as it accrues (such as OID and
"ordinary" interest in the case of an accrual method U.S. Certificateholder).

      Interest That May be Taken Into Income Upon Receipt ("Current
Interest"). In the case of Current Interest paid in a foreign currency, the
Certificateholder must determine (and include in income) the U.S. dollar value of the foreign currency payment on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the payment is retained in the form of the foreign currency, then the U.S. dollar value of the currency on the date of payment will be the
U.S. Certificateholder's tax basis in the foreign currency. Any gain or loss subsequently realized by the U.S. Certificateholder on the sale or other disposition of the foreign currency (including its exchange into U.S. dollars or its use to purchase additional Certificates) will be ordinary income or loss.

      Interest That Must be Taken Into Income as it Accrues and Before Receipt
("Accrued Interest"). A U.S. Certificateholder must determine (and include in income) the U.S. dollar value of its Accrued Interest income by translating that income at the average rate of exchange for the accrual period or, if the accrual period spans two taxable years, by translating the income at the average rate for that part of the accrual period falling within the taxable year. Alternatively, the U.S. Certificateholder may elect to translate Accrued
Interest using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year for that part of the accrual period falling within the taxable year. In addition, if the last day of an accrual period is within five business days of the date of receipt of the
Accrued Interest, a U.S. Certificateholder may translate the interest using the rate of exchange on the date of receipt. Because the election will apply to other debt obligations held by the U.S. Certificateholder and may not be changed without the consent of the Service, a U.S. Certificateholder should consult a tax advisor before making the above election.

      Receipt of Accrued Interest. A U.S. Certificateholder will recognize exchange gain or loss (which will be treated as ordinary income or loss) on the date the Accrued Interest is received. The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) and the U.S. dollar value of the Accrued Interest taken into income with respect to the accrual period.

      Acquisition of Foreign Currency Certificates With Foreign Currency. A
U.S. Certificateholder who purchases a Foreign Currency Certificate with previously acquired foreign currency will recognize ordinary income or loss equal to the difference (if any) between the Certificateholder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency as determined on the date of purchase.

      Sale, Exchange or Retirement of a Foreign Currency Certificate. Upon the
disposition of a Foreign Currency Certificate (whether by sale, exchange or redemption), a U.S. Certificateholder will recognize taxable gain or loss equal to the difference between the amounts realized with respect to its interests in the different Underlying Foreign Securities and the U.S.
Certificateholder's adjusted tax basis in its interests in the different
Underlying Foreign Securities. See the discussion under "Sale or Exchange by
Certificateholders." If the U.S. Certificateholder receives foreign currency on the disposition of the Foreign Currency Certificate, the amount realized will be based on the U.S. dollar value of the foreign currency on either the date the payment is received or the date the Foreign Currency Certificate is sold, exchanged or redeemed.

      To the extent gain or loss realized upon the disposition of a Foreign
Currency Certificate is attributable to fluctuations in currency exchange rates, it will be treated as ordinary income or loss but will not be characterized as interest income or as an interest expense. The amount of currency gain or loss will equal the difference between the U.S. dollar value of the principal amounts of the different Underlying Foreign Securities, determined on the date the payment is received or the Foreign Currency
Certificate is disposed of, and the U.S. dollar value of the foreign currency principal amount of the different Underlying Foreign Securities, determined on the date the U.S. Certificateholder acquired the Foreign Currency Certificate.
Foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Certificateholder on the disposition of the Foreign Currency Certificate.

      Market Discount. If a U.S. Certificateholder's share of a Foreign
Currency Security is acquired at market discount, then the amount of market discount accrued in respect of that Foreign Currency Security is measured in terms of the foreign currency. Market discount is deemed to accrue in all cases, but at a U.S. Certificateholder's election the amount accrued may be taken into income either (i) currently or (ii) upon the receipt of any partial principal payment on the Foreign Currency Security, or upon the sale, exchange, retirement or other disposition of the Foreign Currency Certificate.
(See the earlier discussion of market discount under the caption "Interests in the Underlying Securities in Full --Market Discount"). Market discount that is taken into income currently, and before receipt, is treated like Accrued
Interest and Market Discount that is not taken into account until received, is treated like Current Interest.

      Premium. If a U.S. Certificateholder's share of a Foreign Currency
Security is acquired at a premium, then the amount of premium amortized in respect of any interest payment from that Foreign Currency Security is measured in terms of the foreign currency. (See the earlier discussion of bond premium under the caption "Fixed Rate and Floating Rate Certificates--Bond
Premium.") At the time the corresponding interest payment is received, the portion of the interest payment equal to the amortized premium should be treated as a return of principal. A U.S. Certificateholder should then recognize exchange gain or loss on that portion based on the difference between the U.S. dollar value of such amount as measured on the date the interest payment is received and the U.S. dollar cost of the amount as measured on the date the Certificate was acquired. As to the treatment of the remaining amount of the interest payment, see the earlier discussions of
Current Interest and Accrued Interest.

Income of Non-U.S. Certificateholders

      A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless the Non-U.S. Certificateholder is (i) a direct or indirect 10% or greater shareholder of the issuer of the Underlying
Securities; (ii) a controlled foreign corporation related to the issuer of the
Underlying Securities; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

o  is signed under penalties of perjury by the beneficial owner of the certificate,

o  certifies that such owner is not a U.S. Certificateholder, and

o  provides the beneficial owner's name and address.

      A "Withholding Agent" is the last United States payor (or a non-U.S.
payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a
Non-U.S. Certificateholder (which itself is not a Withholding Agent).
Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S.
taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the
Withholding Agent reports at least annually to the beneficial owner on IRS
Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      A Non-U.S. Certificateholder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder was a U.S.
person provided the certificateholder provides to the Withholding Agent an IRS
Form W-8ECI.

      Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the
Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or a substitute form).

      Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless the Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S.
Certificateholder should consult its tax advisor in this regard.

      Estate Tax. The certificates will not be includible in the estate of a
Non-U.S. Certificateholder unless (a) the individual is a direct or indirect
10% or greater shareholder of the Underlying Securities Issuer or, (b) at the
time of such individual's death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the certificateholder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

      Backup withholding of U.S. federal income tax may apply to payments made in respect of a certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required.
Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

      In addition, upon the sale of a certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificateholder certifies that the seller is a Non-U.S. Certificateholder (and certain other conditions are met). The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or
(ii) the seller certifies its non-U.S. status (and certain other conditions are met).

      Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

Proposed Reporting Regulations

      In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Fixed
Investment Trusts." If these rules are finalized in their current form, the
Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the certificateholders. Any new method of calculating and reporting tax items to the certificateholders could have the effect of accelerating their income and delaying their deductions.

State and Local Tax Considerations

      Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the certificates.
State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Possible Alternative Treatment of the Underlying Securities

      Except as noted in the Supplement, the issuer of the Underlying
Securities believes and has received an opinion of counsel to the effect that the Underlying Securities constitute indebtedness for federal income tax purposes. If the Service successfully challenges that assertion, then a certificateholder's interest in the Underlying Securities may instead be treated as representing an interest in the stock of the Underlying Securities issuer. Treatment of the Underlying Securities as stock could have adverse tax consequences to certain holders. For example, a Non-U.S. Holder might lose the benefit of treating the income on the certificate as interest not subject to federal withholding tax.

                             PLAN OF DISTRIBUTION

      Certificates may be offered in any of three ways:

   o  through underwriters or dealers;

   o  directly to one or more purchasers; or

   o  through agents.

The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters or initial purchasers, the purchase price of the certificates and the proceeds to the Depositor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of

certificates in bearer form and the place and time of delivery of the certificates to be offered by the applicable prospectus supplement.

      If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include Wachovia Securities, an affiliate of the Depositor. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

      If so indicated in the applicable prospectus supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement as required by delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

      Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

      Wachovia Securities is an affiliate of the Depositor. Wachovia
Securities' participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National
Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

      As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered by this prospectus. Any unrated classes or

classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

      Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

      The underwriters involved in the offering of any series of certificates may include Wachovia Securities, an affiliate of the Depositor, and may include other affiliates of the Depositor. Wachovia Securities or other affiliates may be involved in any series as an underwriter or an agent.

      This prospectus, together with the accompanying prospectus supplement, may be used by Wachovia Securities or another affiliate of the Depositor, in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions. In these market-making transactions, Wachovia Securities or another affiliate of the Depositor may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

      Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets, LLC) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this prospectus Supplement, however, do not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of Wachovia Capital Markets, LLC.

                                LEGAL OPINIONS

      Certain legal matters with respect to the certificates will be passed upon by Sidley Austin Brown & Wood LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.

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                                   $25,000,000

        FLOATING RATE STRUCTURED REPACKAGED ASSET-BACKED TRUST SECURITIES
                    (STRATS(SM)) CERTIFICATES, SERIES 2005-4

      STRATS(SM) TRUST FOR WAL-MART STORES, INC. SECURITIES, SERIES 2005-4
                                     ISSUER

                     SYNTHETIC FIXED-INCOME SECURITIES, INC.
                                    DEPOSITOR

                               ----------------

                              PROSPECTUS SUPPLEMENT

                                 OCTOBER 5, 2005

                               ----------------

                               WACHOVIA SECURITIES

                              RBC DAIN RAUSCHER INC

                        ABN AMRO FINANCIAL SERVICES, INC.